Option Addendum

Buyer(s): HCO 1, LLC. **March 16, 2023**

Community:	Silver Creek Townhomes	Lot Number:	SCT1E0023
Plan:	Woodbury	Lot Address:	6623 Mountain Alder Way, Park City 84098
Sales Agent:	TJ Buckley	Garage Orientation:	

Total Options: 97

BB - Elevations		Qty	Unit Price	Total Price
BBAC__T_	Silver Creek TH Community Option	1	INC	
BBBTXAKC	Modern Elevation - Main House - Full Hardie Siding	1	INC	
BBCBXCKC	Modern Elevation - Main House - Stone Adder - Front Elevation - 25%	1	INC	

BD - Foundation		Qty	Unit Price	Total Price
BDBANAC_	Slab on Grade	1	INC	
BDCANIC_	2 Car Garage	1	INC	

DB - Exterior Door Styles - Garage Doors		Qty	Unit Price	Total Price
DBBE__DC	Garage Door - 16 x 8 - Level 3	1	INC	
DBBR__CC	Chain Drive Garage Door Opener - 16x8 or 18x8	1	INC	
DBBR__LC	Add Side Light Windows to Flush Panel Garage Door - 16x8 or 18x8	1	INC	

FA - Kitchen Cabinets		Qty	Unit Price	Total Price
FAAGCXH_	Kitchen Perimeter Cabinets - Standard Layout - Level 8	1	7,690	7,690

FB - Kitchen Island Cabinets		Qty	Unit Price	Total Price
FBDJGVUH	Kitchen Island Cabinets with Sink 9'-2" x 3' Peninsula - Level 8	1	4,980	4,980

FD - Master Vanity Cabinets		Qty	Unit Price	Total Price
FDDGIYNH	Master Bath Vanity Cabinets - 50" Single Center Sink - Level 8	1	1,360	1,360

FF - Secondary Vanity Cabinets		Qty	Unit Price	Total Price
FFBCKGKH	Bathroom 2 Vanity Cabinets - 50" Center Sink with Drawers - Level 8	1	1,360	1,360
FFERLDTB	Powder Room Vanity Cabinets - Pedestal Sink - Level 2	1	200	200

FP - Cabinet Options		Qty	Unit Price	Total Price
FPAD__LB	Crown Molding - Block - Level 4-8	1	0	0

BUYER'S INITIALS: YD / ________

FPAO__A_	Kitchen Drawer Banks - 12"-24"	1	255	255
FPAU__B_	Base Rollout Tray - 27"-36" (Pair)	1	425	425
FPGR__D_	Cabinet Hardware - Level 4	1	1,185	1,185
FPIK__D_	Split Base Cabinet	1	320	320
FPIK__O_	Garbage Roll Out	1	365	365
GA - Kitchen Appliance Package		Qty	Unit Price	Total Price
GAAOAOAC	Kitchen Appliance Package - Vented Hood - Microwave or Range - Exterior Wall	1	INC	
GABB__HF	KitchenAid - Stainless Steel - Gas	1	4,060	4,060
HA - Kitchen Countertops		Qty	Unit Price	Total Price
HAAGEPHE	Kitchen Perimeter Countertop - Quartz - Level 5	1	765	765
HC - Kitchen Island Countertops		Qty	Unit Price	Total Price
HCBAGVUN	Kitchen Island with Sink Countertop - 9'-2" x 3' Peninsula - Quartz - Level 5	1	1,775	1,775
HE - Master Bathroom Countertops		Qty	Unit Price	Total Price
HEAGIYNN	Master Bathroom Countertop - 50" Center Sink - Quartz - Level 5	1	710	710
HG - Bathroom 2 Countertops		Qty	Unit Price	Total Price
HGAGKGKN	Bathroom 2 Countertop - 50" Center Sink - Quartz - Level 5	1	710	710
HU - Countertop Edges		Qty	Unit Price	Total Price
HUAG__GA	Countertop Edge - Quartz - Level 1	1	0	0
IA - Kitchen Backsplashes		Qty	Unit Price	Total Price
IAAGIAAB	Standard Layout Kitchen Backsplash - Level 2	1	1,025	1,025
IAAGIAAG	Standard Layout Kitchen Backsplash - Tile Pattern - Straight Set	1	0	0
JA - Flooring - Layouts		Qty	Unit Price	Total Price
JAAAACC_	Flooring Layouts - 3	1	45	45
JC - Flooring - Laminate/Pre-Finished Hardwood		Qty	Unit Price	Total Price
JCAEAPCH	Main Floor - Pre-Finished Hardwood Level 3 - Layout 3	1	8,945	8,945
JE - Flooring - Carpet		Qty	Unit Price	Total Price

JEAIAWCE	Whole House - Carpet Level 5 - Layout 3	1	1,940	1,940
JG - Flooring - Carpet Pad		Qty	Unit Price	Total Price
JGAMAWCD	Whole House - Carpet Pad 8 LB MB - Layout 3	1	1,250	1,250
JK - Flooring - Powder Room		Qty	Unit Price	Total Price
JKAQMKBG	Powder Room - Tile Level 7	1	935	935
JKAQMKCA	Powder Room - Tile Pattern Square Set	1	0	0
JM - Flooring - Master Bathroom		Qty	Unit Price	Total Price
JMAUKUBD	Master Bathroom - Tile Level 4	1	1,085	1,085
JMAUKUCB	Master Bathroom - Tile Pattern Brick/Diagonal Set	1	195	195
JO - Flooring - Bathroom 2		Qty	Unit Price	Total Price
JOAYLIBD	Bathroom 2 - Tile Level 4	1	1,160	1,160
JOAYLICB	Bathroom 2 - Tile Pattern Brick/Diagonal Set	1	210	210
JT - Flooring - Laundry		Qty	Unit Price	Total Price
JTBOQEBD	Laundry Room - Tile Level 4	1	1,105	1,105
JTBOQECB	Laundry Room - Tile Pattern Brick/Diagonal Set	1	200	200
KA - Master Shower Surrounds		Qty	Unit Price	Total Price
KABAHMQ_	Configuration 5 (48x42 Walk-in Shower)	1	INC	
KABJHMYH	Master Bathroom Shower Surround - 48x42 Walk-in Shower - Cultured Marble - Level 3	1	270	270
KC - Master Shower Glass & Frames		Qty	Unit Price	Total Price
KCCBHMIZ	*DNU* Master Bathroom Shower Glass *RETIRED* - 48x42 Walk-in Shower - Finished Height 80" - Full Euro - Black	1	1,370	1,370
KE - Secondary Shower Surrounds		Qty	Unit Price	Total Price
KEEALICB	Bathroom 2 Shower Surround - Cultured Marble - Level 2	1	1,055	1,055
KJ - Shower Rods		Qty	Unit Price	Total Price
KJJHLIAD	Shower Rod - Bathroom 2 - Straight - Level 4	1	70	70
LA - Framed Mirrors		Qty	Unit Price	Total Price
LABA__A_	Framed Mirror Upgrade - Circle Mirror - 30" Diameter 1 @ MASTER BATH	2	535	1,070

BUYER'S INITIALS: YD / ________

	1 @ BATH 2			
LABA__G_	Framed Mirror Upgrade - Radius Rectangle Mirror - 24x36 AT POWDER BATH	1	535	535
MA - Kitchen Faucets		Qty	Unit Price	Total Price
MAAKAOAF	Kitchen Faucet - Level 6	1	700	700
NA - Bathroom Fixtures		Qty	Unit Price	Total Price
NAAFPGDE	Bathroom Fixtures - 2 1/2 Bath House (Showers Only) - Level 5	1	1,400	1,400
NE - Bathroom Hardware		Qty	Unit Price	Total Price
NEAFPGDD	Bathroom Hardware - 2 1/2 Bath House (Showers Only) - Level 4	1	445	445
OA - Kitchen Sinks		Qty	Unit Price	Total Price
OAAFAOGV	*DNU* Kitchen Sinks *RETIRED* - Granite/Quartz - Kohler K-3943 Vault Under Mount Stainless Steel Bowl	1	1,900	1,900
OD - Vanity Sinks		Qty	Unit Price	Total Price
ODCAIYFF	Vanity Sink MB Van 50 C - Granite/Quartz - Level 2	1	40	40
ODCAKGFF	Vanity Sink B2 Van 50 C - Granite/Quartz - Level 2	1	40	40
PA - Garbage Disposals		Qty	Unit Price	Total Price
PABA__AB	Garbage Disposal - Level 2	1	25	25
PC - Plumbing Options		Qty	Unit Price	Total Price
PCAH__BF	Water Heater - Upgrade to 50 Gallon - Power Vent	1	625	625
PCAH__F_	Hot Water Recirculation System	1	INC	
PM - Toilets		Qty	Unit Price	Total Price
PMAGPGDC	Toilets - 2 1/2 Bath House (Showers Only) - Level 3	1	INC	
QA - Interior Paint		Qty	Unit Price	Total Price
QAAGCAB_	Paint - Main House - Level 2	1	1,565	1,565
QC - Interior Doors		Qty	Unit Price	Total Price
QCAKDAAA	Interior Doors - Main House - Level 1 - 6'-8" High	1	INC	
QE - Interior Options		Qty	Unit Price	Total Price
QEAGBVAA	Base and Case - Level 1 - Main and Upper	1	INC	

BUYER'S INITIALS: YD / ________

QEDA__AA	Closet Bank of Shelves - Bank of 4 (16" Wide)	1	350	350
QG - Drywall		Qty	Unit Price	Total Price
QGAG__A_	Drywall Corners - Square	1	INC	
QI - Interior Railings		Qty	Unit Price	Total Price
QIAGBOJA	Handrail - Main/Upper - Interior Metal - Level 1	1	1,030	1,030
QIBLEBA_	Open Railing - Interior Metal - Upper - Level 1	1	1,950	1,950
QQ - Interior Door Hardware - Whole House		Qty	Unit Price	Total Price
QQAGDAD_	Interior Door Hardware - Whole House - Level 4	1	985	985
QT - Door Handlesets		Qty	Unit Price	Total Price
QTASBADB	Front Entry Door Hardware - Front Entry - Level 2	1	INC	
QTASBAHA	Front Entry Door Hardware - Deadbolts - Level 1	1	INC	
RA - Exterior Coach Lights		Qty	Unit Price	Total Price
RAAGCJCB	Exterior Coach Lights - 2 Car Garage - Level 2	1	INC	
RE - Flush Mount Lights - Whole House		Qty	Unit Price	Total Price
REAGCLAA	Flush Mounts - Whole House - Level 1	1	INC	
RI - Vanity Lights		Qty	Unit Price	Total Price
RIBAKUAC	Vanity Lights - Master Bathroom - Single Sink Vanity - Level 3	1	165	165
RIBALIAC	Vanity Lights - Bathroom 2 - Single Sink Vanity - Level 3	1	165	165
RIBAMKAC	Vanity Lights - Powder Room - Single Sink Vanity - Level 3	1	165	165
RS - Pendants - Per Fixture		Qty	Unit Price	Total Price
RSAG__B_	Pendants - Per Fixture - Level 2 ABOVE PENINSULA IN KITCHEN / ADD SWITCH	2	465	930
RU - Large Pendants - Per Fixture		Qty	Unit Price	Total Price
RUAG__B_	Large Pendants - Per Fixture - Level 2 DINING NOOK	1	700	700
SA - Electrical Options		Qty	Unit Price	Total Price
SABA__AZ	Electrical Panel - 100 Amp	1	INC	
SABA__C_	Under Cabinet LED Strip Lighting - Kitchen -	1	830	830

BUYER'S INITIALS: YD / ________

SABA__E_	Future Ceiling Fan Rough In (Includes brace, 2 switches and cap) - @ MASTER BED / COVER WITH PLATE	1	325	325
SC - Electrical - Recessed Can Lights		**Qty**	**Unit Price**	**Total Price**
SCCB__AC	Included Can Light Upgrade - Level 3 1 @ STAIR LANDING TO MAIN 4 @ MAIN FLOOR 1 @ STAIR LANDING TO UPPER FLOOR 3 @ UPPER HALL TO BEDROOMS 1 @ MASTER BATH SHOWER 1 @ BATH 2 TUB/SHOWER	11	40	440
SCDAAOAC	Can Package - Kitchen (6 Fixtures) - Level 3	1	240	240
SCDACECC	Can Package - Family Room (6 Fixtures) - Level 3	1	240	240
SCDAEIDC	Can Package - Flex Room (4 Fixtures) - Level 3	1	515	515
SCDAFUIC	Can Package - Bedroom 2 (4 Fixtures) - Level 3	1	515	515
SCDAFVJC	Can Package - Bedroom 3 (4 Fixtures) - Level 3	1	515	515
SCDAFWKC	Can Package - Bedroom 4 (4 Fixtures) - Level 3	1	515	515
SCDAFYBC	Can Package - Master Bedroom (4 Fixtures) - Level 3	1	160	160
SCDCZBBC	Can Package - Front Porch - 2 Can - Level 3	1	90	90
SCDG__CC	Can - Per Location - Interior - Level 3 2 @ LEVEL 1 ENTRY / DELETE FLUSH 1 @ STAIR LANDING FROM LEVEL 1 TO MAIN 1 @ STAIR LANDING FROM MAIN TO UPPER 1 @ MASTER BATH / SAME SWITCH AS VANITY 2 @ BATH 2 - 1 @ ABOVE VANITY / SAME SWITCH AS VANITY 1 @ TOILET AREA / SAME SWITCH AS WET CAN	7	140	980
SE - Electrical - Outlets & Switches		**Qty**	**Unit Price**	**Total Price**
SEAG__B_	Electrical Outlet 110V - 15 amp 1 @ MASTER BED / RAISED TO 60" AFF 1 @ BED 2 / RAISED TO 60" AFF 1 @ BED 3 / RAISED TO 60" AFF	3	105	315
SECA__A_	Electrical Switch - Light Switch 1 FOR PENDANTS AT KITCHEN	1	85	85
SECA__E_	Electrical Switch - Decora Light Switch Package	1	775	775
TA - Audio Video - Home Networking		**Qty**	**Unit Price**	**Total Price**
TABA__AC	Community Base Package - Base Utility	1	INC	
TACA__L_	Smurf Tube With Raised 110V Outlet - 15 amp AT FAMILY RM / INSTALL AT 72" AFF	1	280	280
TADA__JC	Smart Network Add ons - Duplex Network Jack @ FLEX RM	1	255	255

BUYER'S INITIALS: YD / ______

TC - Audio Video - Home Automation		Qty	Unit Price	Total Price
TCBA__CC	Smart Home Packages - Smart Home SMART LOCK / SATIN NICKEL	1	2,755	2,755
TCBA__V_	Smart TV Wiring -	1	785	785

VA - HVAC Upgrades		Qty	Unit Price	Total Price
VABABDAF	95% Efficient Furnace & 13 Seer AC (1 FAU Home)	1	INC	
VABN__LC	Thermostat - Honeywell T5 Wifi	1	INC	

Adjustments

$11,420 Spec pricing

PURCHASE AGREEMENT SUMMARY

Plan Selling Price	$824,900
Lot Premium	$14,000
Option Selling Price	$72,420
Total All Adjustments	$11,420
Total Selling Price	**$899,900**

Total Deposit: $

I/We acknowledge a full review of all Options that are available at this time. All selections are final at the start of construction. Any changes may be subject to an additional charge.

BUYER:

Buyer: Yevgeniy Davidzon 3/16/2023
Name (Printed): HCO 1, LLC. Date

Co-Buyer:
Name (Printed): Date

SELLER:
FIELDSTONE SILVER CREEK TOWNHOMES, LLC

By: Troy Gabler 3/20/2023
Authorized Signer

Name: Troy Gabler

BUYER'S INITIALS: YD / ________

FIELDSTONE SILVER CREEK TOWNHOMES, LLC
CHECK RECEIPT

No Third Party or Business checks accepted. All deposits and/or fees must be drawn on Buyer's personal account or by Cashier's check/money order issued to and signed by Buyer.

Make Check Payable to: Bartlett Title

Buyer: HCO 1, LLC. Community: Silver Creek Townhomes Lot: SCT1E0023

Check Date/ Number: ________________ **Deposit Amount: $ $** 8,700

Type of Deposit (Please Check Applicable Box)

[x] **Earnest Money (EM) Deposit: $** 8,700
(Enter Amount)

[ ] **Contingency Release EM Deposit: $** ________________
(Enter Amount)

[ ] **Design Center Deposit: $**________________
(Enter Amount)

[ ] **Change Order Fee: $250 - $500**

[ ] **On-Site Architectural Evaluation Fee: $300**

[ ] **Other: $**____
(Enter Amount and Description)

Buyer(s):

Yevgeniy Davidzon		TJ Buckley
Buyer Signature	Buyer Signature	Fieldstone Community Manager
HCO 1, LLC.		TJ Buckley

ATTACH CHECK HERE

HCO 1, LLC.

Silver Creek Townhomes
SCT1E0023 Woodbury

MASTER CUSTOMER AGREEMENT

THIS MASTER CUSTOMER AGREEMENT ("**Master Customer Agreement**") is entered into between FIELDSTONE SILVER CREEK TOWNHOMES, LLC ("**Seller**") and the individuals identified below as Buyer(s) ("**Buyer**"). Buyer and Seller may collectively be referred to as the "**Parties.**" This Master Customer Agreement and all other agreements, instructions, disclaimers, disclosures, addenda (including the Option Addenda and any applicable Change Agreements) and forms attached, or which will be attached, as addendums (which addenda items are collectively referred to as the "**Addenda**" and incorporated herein by this reference) are part of the Purchase Agreement (**"Purchase Agreement")**. The Purchase Agreement sets forth the terms and conditions under which Buyer will purchase from Seller the real property described in the Addenda (the "**Lot**"), plus the construction of the residence to be located thereon (the "**Residence**" and together with the Lot, the **"Property"**). The Purchase Agreement constitutes an agreement of purchase and sale between the parties.

1. AGENTS. Seller is represented by a licensed real estate sales agent (the "**Agent**"), who works for a real estate brokerage (the "**Company**"). The Buyer acknowledges that the Agent and the Company represent the Seller in this transaction. Buyer understands the Company is a real estate brokerage, and that the Company is **not** the Seller. Buyer acknowledges that the Agent and the Company have advised Buyer that Buyer is entitled to be represented by a Buyer's agent who would represent the Buyer, if Buyer so chooses.

[x] The Buyer has elected not to be represented by a Real Estate agent in this transaction.

[ ] The Buyer has elected to be represented by a Real Estate agent in this transaction.

Agent representing Buyer:

Broker representing Buyer:

Buyer agrees to buy the Property from Seller, and Seller, upon acceptance by its duly authorized representative, agrees to sell the Property to Buyer, on the terms and conditions set forth in the Purchase Agreement, all of which are incorporated herein by this reference. EXECUTION OF THE PURCHASE AGREEMENT BY BUYER AND BY SELLER'S SALES REPRESENTATIVE SHALL CONSTITUTE ONLY AN OFFER TO PURCHASE BY BUYER, WHICH SHALL NOT BE BINDING ON SELLER UNLESS SELLER DELIVERS TO BUYER A COPY OF THE PURCHASE AGREEMENT, EXECUTED BY AN INDIVIDUAL AUTHORIZED TO ACCEPT THE PURCHASE AGREEMENT ON BEHALF OF THE SELLER (THE "**AUTHORIZED SELLER REPRESENTATIVE**"). "). IF NOT EXECUTED BY AN AUTHORIZED SELLER REPRESENTATIVE WITHIN THREE (3) BUSINESS DAYS AFTER THE DATE THIS MASTER CUSTOMER AGREEMENT IS EXECUTED BY BUYER, BUYER'S OFFER WILL LAPSE. THE DATE OF EXECUTION BY THE AUTHORIZED SELLER REPRESENTATIVE SHALL BE THE **"EFFECTIVE DATE"** OF THE PURCHASE AGREEMENT. THE FAILURE OF SELLER TO SO ACCEPT, WHICH SHALL BE AT SELLER'S SOLE DISCRETION, SHALL AUTOMATICALLY BE DEEMED A REJECTION OF THIS OFFER AND ALL FUNDS DEPOSITED BY BUYER WITH SELLER SHALL BE PROMPTLY REFUNDED TO BUYER. SELLER'S SALES REPRESENTATIVES ARE NOT AUTHORIZED TO ACCEPT THIS OFFER. RECEIPT AND DEPOSIT OF BUYER'S FUNDS SHALL NOT CONSTITUTE AN ACCEPTANCE OF THIS OFFER BY SELLER. SELLER MAY HOLD BUYER'S DEPOSIT CHECK UNCASHED UNTIL SELLER ACCEPTS THE PURCHASE AGREEMENT. IF BUYER'S OFFER TO PURCHASE IS ACCEPTED BY SELLER, THE PURCHASE AGREEMENT WILL CONSTITUTE THE SOLE CONTRACT BETWEEN THE PARTIES REGARDING THIS PURCHASE OF THE PROPERTY AND SHALL EMBODY THE ENTIRE AGREEMENT OF THE PARTIES, AND THERE ARE NO COLLATERAL UNDER-STANDINGS, REPRESENTATIONS OR AGREEMENTS, ORAL OR WRITTEN, OTHER THAN THOSE CONTAINED IN THE PURCHASE AGREEMENT. ANY AMENDMENT OR SUPPLEMENTAL ADDENDA HERETO SHALL ONLY BE VALID IF SET FORTH IN WRITING SIGNED BY BOTH PARTIES. NO SALES REPRESENTATIVE, EMPLOYEE OR OTHER AGENT OF SELLER HAS THE AUTHORITY TO MODIFY THE TERMS OF THE PURCHASE AGREEMENT OR TO MAKE ANY AGREEMENTS, REPRESENTATIONS OR PROMISES ON BEHALF OF SELLER WHATSOEVER. THEREFORE, ALTHOUGH BUYER HAS HAD, AND IN THE FUTURE MAY HAVE, CONVERSATIONS WITH SALES REPRESENTATIVES OR OTHER AGENTS OF SELLER, NONE OF THE INFORMATION CONTAINED IN SUCH CONVERSATIONS INCLUDING, WITHOUT

BUYER'S INITIALS: YD / ________

LIMITATION, REPRESENTATIONS, PROMISES OR STATEMENTS OF ANY KIND WHATSOEVER SHALL BE BINDING UPON SELLER UNLESS SAME ARE SET FORTH IN A WRITING EXECUTED BY BUYER AND SELLER.

2. PROPERTY. The Property consists of the Lot identified in the Purchase Agreement, and the Residence to be constructed thereon. The Property is located within Seller's residential development identified in the Purchase Agreement as the **"Community."** Because of Seller's Design Center Program (described in Paragraph 5), a number of Design Center choices regarding the Residence must be specified after the Effective Date of the Purchase Agreement.

3. PURCHASE PRICE. The price to be paid by Buyer for the Residence (**"Base Price"**), and the Lot (**"Lot Premium"**) is identified in the Option Addendum. The Total Sales Price may be increased as a result of Buyer's specifications of the **"Design Center Options"** (defined in Paragraph 5(c)). The Total Sales Price, as increased by the cost of any Structural Options and Design Center Options, is referred to as the **"Purchase Price."** If Buyer has elected not to finance any portion of the Purchase Price, Buyer shall not be entitled to change such election and to obtain financing in connection with the purchase of the Property if to do so would in Seller's sole judgment delay the Close of Escrow. Concurrently with execution of this Master Customer Agreement, Buyer has delivered to Seller the **"Earnest Money Deposit"** in the amount and manner set forth in Paragraph 4(a), and any **"Design Center Deposit"** set forth in Paragraph 4(b), as deposits to be applied toward the Purchase Price. The Earnest Money Deposit and the Structural Options and Design Center Options Deposit are referred to collectively as **"Deposits."** BUYER SHALL DEPOSIT INTO ESCROW ALL SUMS REQUIRED OF BUYER TO COMPLETE THE PURCHASE OF THE PROPERTY (OTHER THAN ANY PORTION OF THE PURCHASE PRICE TO BE OBTAINED THROUGH THE FINANCING DESCRIBED IN THE PURCHASE AGREEMENT) NOT LATER THAN TWO (2) CALENDAR DAYS AFTER REQUEST THEREFORE BY SELLER.

4. DEPOSITS. Each Deposit Buyer makes to Seller under this Purchase Agreement (collectively, the **"Deposits"**) shall be credited toward the Purchase Price at Close of Escrow. 100% of the Deposits shall be non-refundable to Buyer, except as specifically and expressly provided in this Purchase Agreement. If any portion of any Deposit is refundable, Seller shall not be required to pay Buyer any interest on such portion. In addition to the Deposits listed below, Seller may request other Deposits if Seller deems them necessary due to Buyer's selections and changes.

(a) Earnest Money Deposit. Buyer shall immediately deliver Earnest Money Deposit with Purchase Agreement to Seller. All Deposits will be held in escrow (defined in Paragraph 7(a)) by Bartlett Title (**"Escrow Holder"**), 1993 N, State Street, Provo, UT 84064, (801) 377-1181.

(b) Design Center Deposits. Buyer agrees to pay, as part of the Total Purchase Price, the additional cost, if any, for each Structural Option and Design Center Option that is specified in the Purchase Agreement or any Change Agreement signed by Buyer and accepted by Seller. An additional deposit associated with the cost of each Design Center Option (**"Option Deposit"**) must be paid at the time of execution of the applicable Purchase Agreement or Change Agreement, even if payment for that Design Center Option will ultimately be funded by financing proceeds. All Deposits will be held in escrow by Bartlett Title. Buyer acknowledges that each Structural Option and Design Center Option is an individual selection that may or may not have the same value, or even any value at all, to another purchaser. **ACCORDINGLY, AND AS A MATERIAL INDUCEMENT TO SELLER WITHOUT WHICH SELLER WOULD NOT HAVE AGREED TO MAKE ANY DESIGN CENTER OPTIONS AVAILABLE, BUYER AGREES THAT ALL OPTION DEPOSITS SHALL BE NON-REFUNDABLE IN ALL CIRCUMSTANCES WHERE SELLER IS ENTITLED TO LIQUIDATED DAMAGES UNDER PARAGRAPH 11.**

(c) Total Deposit. Before construction begins Buyer agrees to have a minimum of $10,000 held in escrow by the Escrow Holder. If Earnest Money Deposit and Design Center Deposits equals less than $10,000, Buyer agrees to pay the difference between $10,000 and total deposits before construction will begin on Property.

(d) Fees. Any fees that are incurred by Buyer shall be delivered to the Seller and are not a part of Buyer Deposits.

5. SELLER'S DESIGN CENTER PROGRAM. The Community is being developed and marketed under a program (**"Design Center Program"**) designed to provide Buyer an opportunity to personalize the Residence. The Design Center Program involves Buyer's specification of a number of choices that are designated by Seller as being available for the Community. The choices include the **"Design Center Structural Options"** (which may result in additional cost to Buyer), the **"Design Center Selections"** (standard options that will not increase the Purchase Price), and **"Design Center**

BUYER'S INITIALS: YD / ________

Options" (which may result in additional cost to Buyer).

(a) Structural Options. Buyer may select structural elements of the Residence from options provided by Seller (**"Structural Options"**) which may include without limitation; room options, third-car garages, fireplaces, laundry room sinks, gas stub-outs and extra bedrooms. These options affect the permitting and structural components of the Residence and must accordingly be selected at Seller's Sales Office no later than five (5) calendar days after the Contract Date (the **"Structural Options Deadline"**). Seller shall not accept any changes to the Structural Options after the Structural Options Deadline. Buyer must pay a deposit for all Structural Options at time of final Design Center appointment. If there are any Structural Options selected for the Residence, after the deadline date, that cause structural or engineering modifications or increased costs, Buyer shall pay a non-refundable $500 structural/engineering change fee (the **"Engineering Change Fee"**), which is not part of the Buyer Deposits. The Structural Options Selections shall become an addendum (the **"Option Addendum"**) to the Purchase Agreement. Buyer shall also be entitled to change the Lot selection no later than the Structural Options Deadline, provided Buyer shall pay the current Lot Premium of the new Lot and any related cost increases.

(b) Design Center Selections. Buyer shall select the Design Center Selections from the options offered by Seller on a Selection Worksheet. Buyer and Seller shall enter into an addendum in which Buyer shall make the Design Center Selections (the " **Option Addendum**").

(c) Design Center Options. These options will generally be made at Seller's regional Design Center and will be documented in a Design Center Option Addendum. Buyer shall select the Design Center Options from the options provided by Seller (the "**Options Addendum**"). The Design Center Options shall include without limitation cabinets, counter tops, appliances, plumbing fixtures, tub/shower enclosures, paint color selections, finish carpentry, flooring and air conditioning. Buyer shall complete the selection of the Design Center Options no later than the Design Center Options Deadline. All Design Center Options not specified in the Options Addendum will be documented in a separate change agreement (**"Change Agreement")**. Any Change Agreement shall, upon signature by Buyer and acceptance by Seller, become an addendum to this Purchase Agreement.

(d) Design Center Deadlines. Buyer acknowledges that Seller's production schedule is dependent upon all Structural Options and Design Center Options being finalized by the applicable deadlines specified in Paragraph 26, and Buyer acknowledges and agrees that if Buyer fails to do so, Seller may, at its sole election, either (i) cancel the Purchase Agreement pursuant to Paragraph 10(c), or (ii) proceed with the Purchase Agreement and the sale of the Property, in which case (A) the Residence will be constructed without any Design Center Options not previously specified in the Purchase Agreement, and (B) all Design Center Selections not previously specified shall be determined and selected by Seller. With respect to Design Center Selections, Buyer shall be deemed to have timely made the required choices only upon Buyer's signing an Option Addendum that does not contain, for any of the available selections, the statement "No Selection Made." Finally, the Parties agree that to provide for possible revisions to production schedules or other aspects of Seller's business, Seller shall have the unilateral right from time to time to extend either or both Design Center Deadlines; Seller's written notice of any such extension shall be binding upon Buyer and Escrow Holder without the need for any further escrow instruction or any signature by Buyer.

(e) Other Design Center Documentation. As noted above, each Design Center Selection and/or Option shall be documented by an Option Addendum, which shall set forth the details of the selection and, with respect to each Design Center Option, the additional cost, if any, for the Design Center Option. Upon signature by Buyer and written acceptance by Seller, each Option Addendum and Change Agreement shall be deemed an addendum to, and a material part of, the Purchase Agreement. One or more times during the term of the Purchase Agreement, upon request by either party or the Lender, Seller will generate an updated Option Addendum, setting forth on a consolidated and cumulative basis all of the Design Center Options and/or Selections that have been selected by Buyer. Buyer agrees to sign any updated Option Addenda within five (5) days of Seller's request.

6. FINANCING.

(a) Financing. If applicable, Buyer shall apply for a Third-party lender ("**Lender**") to finance all or a portion of the Purchase Price.

(b) Preferred Lender. Seller has selected a preferred lender or lenders (each, a "**Preferred Lender**") because of the Preferred Lender's ability to effectively, efficiently, and timely assist homebuyers. Seller and the Preferred Lender do not have an affiliated business arrangement with one another. Seller does not receive compensation based on any referral to a Preferred Lender or based on Buyer's use of a Preferred Lender's services. Seller does not have any ownership interest in any Preferred Lender nor does any Preferred Lender have an ownership interest in Seller. A Preferred Lender(s)

and / or Seller may provide financial or other incentives to Buyer if Buyer uses a Preferred Lender's services in connection with the purchase of the Property. Nevertheless, this Purchase Agreement does not require Buyer to use a Preferred Lender for any loan Buyer obtains in connection with Buyer's purchase of the Property (the "**Loan**"). Buyer may use any Lender Buyer chooses. However, regardless of the Lender Buyer selects, Buyer shall nonetheless comply with Paragraphs 6(c) and 6(d) of this Master Customer Agreement.

(c) Application. No later than the Credit Application Deadline referenced in Paragraph 26, Buyer must apply for the Loan with the Preferred Lender, even if Buyer intends to use a different Lender. The Loan application is complete only when Buyer has (i) completed, signed, and delivered to the Preferred Lender the initial loan application and documentation required by the Preferred Lender; and (ii) supplied the Preferred Lender with all information and documentation required by the Preferred Lender to process the Loan. Buyer agrees to diligently work to obtain the Loan. Buyer will promptly provide the Preferred Lender with any additional documentation as required by the Preferred Lender. After the Credit Application Deadline, Buyer shall not take any action or fail to take any action that renders Buyer unqualified to obtain the Loan. Buyer is solely responsible for obtaining the financing necessary to purchase the property, and no guarantee has been given by Seller or the Lender, their agents or sales representatives that Buyer will either qualify for financing offered by the Lender or secure any other loan or financing. Buyer agrees that the actual interest rate for the Buyer's financing may be higher or lower than current prevailing rates and that Seller has made no representation regarding the interest rate Buyer may secure at the close of escrow and Seller has made no representation regarding the rate quoted by the Lender to Buyer at the time of loan approval even if Seller has referred Buyer to the Lender. All financing and the terms and conditions thereof, including without limitation impound payments and interest rate, are a matter of concern solely between Buyer and the Lender and shall not in any way affect the rights or obligations of Seller or Buyer hereunder even if Seller has referred Buyer to the Lender. The sale and purchase of the Property is not contingent upon Buyer's ability to retain the interest rate quoted at the time of loan approval and Buyer will be required to pay the interest rate charged by the Lender at the close of escrow.

(d) Pre-Qualification Letter. By the "**Loan Approval Deadline**" specified in Paragraph 26, ten (10) days from contract date, Buyer shall deposit into Escrow written verification of the Lender's unconditional loan commitment to Buyer. The loan commitment shall include the maximum approved purchase price, and verification of approval (Buyer acknowledges that the sale of Buyer's home is an express condition of the Loan Approval). **Buyer is allowed up to ten (10) days for Loan Approval, all Deposits become non-refundable when the Loan Approval is deposited into Escrow.** The Final Date for Loan Approval may be extended unilaterally by Seller, at Seller's sole discretion; Seller's written notice of any such extension shall be binding upon Buyer and Escrow Holder without the need for any further escrow instruction or any signature by Buyer. Failure of Buyer to act in good faith hereunder or to otherwise comply with any of the requirements of this Paragraph 6 strictly within the time frames set forth herein shall constitute a default under the Purchase Agreement which shall entitle Seller to cancel Escrow, terminate the Purchase Agreement and proceed in accordance with Paragraph 11. If, through no fault or default of Buyer, (i) Buyer (after processing for Loan Approval in good faith) is unable to obtain a loan commitment within the time provided above, or (ii) such loan commitment does not comply with the requirements set forth above or (iii) such loan commitment expires or is withdrawn, canceled or invalidated for reasons beyond the control of Buyer, Seller shall be entitled to terminate the Purchase Agreement and cancel Escrow, whereupon all rights and obligations of the Parties shall be terminated. Termination of the Purchase Agreement shall not terminate Buyer's indemnity of Seller as provided in Paragraph 14. If Buyer is authorized in writing by Seller to apply for and obtain a New Loan and if Buyer fails to qualify for such New Loan, the Close of Escrow shall not be delayed and Buyer shall be obligated to purchase the Property and close Escrow using the original loan commitment obtained.

(a) Accuracy of Information. Buyer hereby represents and warrants to Seller that all information given to Seller, Escrow Holder, Pre-qualifying Lender and Lender by Buyer, whether orally or in writing, shall be completely accurate, true and correct when given and at all later dates. Should any information given to Seller, Escrow Holder, Pre-qualifying Lender or Lender by Buyer prove to be inaccurate in any material respect, Seller, at its option, shall be entitled to terminate the Purchase Agreement, cancel Escrow and proceed in accordance with Paragraph 11.

(f) No Appraisal Contingency. BUYER'S OBLIGATION TO PURCHASE THE PROPERTY AND ABILITY TO OBTAIN FINANCING ARE NOT CONTINGENT UPON BUYER OBTAINING AND/OR DELIVERING TO BUYER'S LENDER A SATISFACTORY APPRAISAL OF THE PROPERTY AND IN NO EVENT SHALL THE CLOSING DATE (DEFINED BELOW) BE DELAYED OR EXTENDED IN CONNECTION THEREWITH.

7. ESCROW.

(a) Opening of Escrow. Immediately upon the Effective Date, escrow ("**Escrow**") shall be opened

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by Seller by depositing an executed copy of the Purchase Agreement with the escrow or title company identified in Paragraph 26 as the **"Escrow Holder."** This Master Customer Agreement, including Paragraphs 1 through 10 and 25 herein, and Escrow Holder's general instructions attached as an addendum hereto (**"General Escrow Instructions"**), shall constitute Buyer's and Seller's instructions to Escrow Holder, unless otherwise agreed in writing signed by both Parties. Escrow Holder shall not be responsible for any other parts of the Purchase Agreement. Provisions regarding an award of attorneys' fees and similar costs contained in the General Escrow Instructions or any other Escrow instructions shall apply only to disputes between Escrow Holder and the Parties, and not to disputes between the Parties themselves. If there is any conflict between the Purchase Agreement and the General Escrow Instructions, the provisions of the Purchase Agreement shall control. Buyer shall execute and deposit such further instructions, documents and forms consistent with the terms of the Purchase Agreement and necessary to consummate the sale of the Property in accordance with the terms of the Purchase Agreement as may be required by Escrow Holder or Seller.

(b) Disbursement of Third-Party Charges. Escrow Holder may disburse from funds deposited into Escrow by Buyer the **"Third-Party Charges"** as estimated in the Purchase Agreement.

(c) Close of Escrow. Unless (i) earlier terminated as provided herein, or (ii) extended by Seller in writing, Escrow shall close on the date (**"Closing Date"**) which is specified in Paragraph 26 as the **"Closing Date."** Because of the nature of the home building industry, it is not possible to estimate with absolute accuracy the exact Closing Date. Due to a variety of factors including, without limitation, timing of Buyer obtaining the unconditional loan commitment, described in Paragraph 6(c), Seller's decisions as to the scheduling of work, availability of materials and labor, the actions of public authorities and weather conditions, the Closing Date could be extended by weeks or months. Buyer accepts the uncertainty of the Closing Date and waives all claims against Seller, its agents, employees and contractors arising in connection therewith. If, as a result of a default hereunder by Buyer, Escrow is not in a position to close on the Closing Date, Seller may, at its sole option, terminate the Purchase Agreement, cancel Escrow and proceed in accordance with Paragraph 11 or extend the Closing Date to a date selected by Seller in which case Buyer shall pay to Seller, upon Seller agreeing to such extension, an amount ("Extension Payment") equal to TWO HUNDRED DOLLARS ($200.00) per day for the period of time commencing on the original Closing Date and expiring on the extended Closing Date. Nothing herein shall be construed to obligate Seller to extend the Closing Date. Any Extension Payment made by Buyer shall be separate from Buyer's Deposits for purposes of the liquidated damages provisions of Paragraph 11 and shall not be applied to the Purchase Price. Seller's sole remedy in the event of Buyer's failure to pay such Extension Payment shall be termination of the Purchase Agreement, cancellation of Escrow and proceeding in accordance with Paragraph 11. The date of recordation of the Deed conveying title to the Property to Buyer shall be deemed to be the date of "Close of Escrow." Buyer hereby agrees and understands that split closings will not be acceptable unless disclosed at the time Buyer(s) sign the Purchase Agreement. Buyer and Seller agree that Escrows, Closings, and all Title Policies shall be provided by Bartlett Title, 1993 North State Street, Provo, UT 84604, 801-377-1181.

(d) Other Documentation / Cooperation. Buyer agrees to complete and deliver to Seller and/or Escrow Holder all documents, instruments, statements and applications required by Seller and/or Escrow Holder to complete the transaction contemplated herein and to otherwise fully cooperate with Seller and Escrow Holder within five (5) calendar days after receipt of such request. Any failure of Buyer to so cooperate shall be a default hereunder entitling Seller to terminate the Purchase Agreement, cancel Escrow and proceed in accordance with Paragraph 11.

(e) Conditions to Close of Escrow. Escrow shall not close, title to the Property shall not be conveyed to the Buyer and, except as permitted by Paragraph 7(b) for Third-Party Charges and/or Paragraph 11, Buyer's funds shall not be unconditionally released from Escrow, until the following conditions have been satisfied; provided, however, that conditions in Subparagraphs (e)(iii) through (iv) shall not apply if there is no Association for the Community.

(i) All blanket encumbrances encumbering the Property, if any, have been released or will be released through Escrow prior to the conveyance of title to the Property to Buyer.

(ii) All mortgages and deeds of trust encumbering Lots in the Community are subordinate to or will be subordinate to the Declaration. This provision shall in no way be deemed to include real property taxes constituting a lien not yet delinquent.

(iii) Fee title to property defined in the Declaration as the "Common Area," if any (**"Conveyed Property"**), in the phase of the Community in which the Property is located, has been conveyed to the Association free of any and all blanket encumbrances. Seller shall separately instruct Escrow Holder to ensure that any Common Area conveyances are recorded prior to the conveyance of the Property or any other residential lots in the same phase of the Community in which the Property is located.

(iv) Escrow Holder has delivered to Buyer a written statement from the Association as to the

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amount of any delinquent assessments (and information relating to penalties, attorneys' fees, and other charges thereon as provided by the Declaration or the Bylaws of the Association) on the Property as of the date that the statement is signed.

(f) No Sale Contingency. BUYER'S OBLIGATION TO PURCHASE THE PROPERTY AND ABILITY TO OBTAIN FINANCING ARE NOT CONTINGENT UPON THE SALE OF BUYER'S CURRENT RESIDENCE OR ANY OTHER PROPERTY OWNED BY BUYER OR IN WHICH BUYER HAS AN INTEREST.

8. TITLE. Title to the Property is to be conveyed to Buyer by special warranty deed in a form selected by Seller (**"Special Warranty Deed"**), subject to the following: (i) all non-delinquent taxes and assessments including any supplemental taxes levied after the Close of Escrow; (ii) covenants, conditions, restrictions, reservations, easements and rights-of-way of record affecting the use and occupancy of the Property, including any Declaration of Covenants, Conditions, and Restrictions (**"Declaration"**) and any Supplementary Declaration or annexation document for the phase of the Community in which the Property is located; (iii) encumbrances evidencing financing to be secured by Buyer; and (iv) reservations or exceptions contained in the Special Warranty Deed including reservations of oil, gas, minerals and/or water rights, easements and other matters of record. Buyer's signature on any loan documents related to the financing described in clause (iii) shall constitute acceptance of the terms and conditions contained therein. Escrow Holder is hereby authorized and instructed to follow the directions of the Lender in connection with the Buyer's financing and is to deliver a copy of the Purchase Agreement to the Lender. At Close of Escrow, Escrow Holder shall deliver to Buyer an ALTA standard coverage title insurance policy issued by a title insurance company selected by Seller, insuring title to the Property vested in Buyer in the condition described above with a liability equal to the Purchase Price.

9. CLOSING COSTS AND PRORATIONS / TITLE INSURANCE. Buyer shall pay all purchaser's closing costs, including costs of credit reports, ALTA Lender's title insurance policy, tax service, all recording costs, loan fees, impounds as may be required by the Lender, pro-ration of assessments payable to the homeowner's association(s) for the Community (**"Association"**), if applicable, and the Escrow fee. Seller shall pay any documentary transfer fees for recordation of the Special Warranty Deed and for Buyer's ALTA title policy. Real property taxes and assessments shall be prorated as of the Close of Escrow based upon a thirty (30) day month for expenses billed monthly, and three hundred sixty (360) day year for expenses billed yearly, using the most recent available information. The Property will be reassessed after Close of Escrow, based upon the sale to Buyer, completion of construction or otherwise, and Buyer is responsible for all property taxes against the Property assessed after Close of Escrow. Buyer acknowledges that if there is a master fire insurance policy covering the Property, the premium on same is to be included in the monthly installments of assessments paid by Buyer to the Association. The master policy does not insure against loss or damage to Buyer's personal property nor Buyer's personal liability for injuries sustained within the Residence. Buyer and Seller acknowledge that if Seller has prepaid the initial premium on such master policy, the portion of such premium allocated to the Property shall be prorated between Buyer and Seller as of the Close of Escrow.

10. TERMINATION OF AGREEMENT AND ESCROW. If the Purchase Agreement is terminated, (i) Escrow shall be automatically canceled and the Parties shall execute cancellation instructions requested by Escrow Holder, (ii) within ten (10) days after such termination Buyer shall deliver to Seller all documents delivered by Seller to Buyer hereunder, (iii) Buyer shall have no further right or interest in the Property, and (iv) Buyer's indemnity of Seller under Paragraph 14 shall survive the termination.

(a) Buyers Right of Cancellation. If, through no fault of Buyer, Escrow is not closed on or before eighteen (18) months of the Effective Date, then Buyer may terminate the Purchase Agreement, cancel Escrow and, within fifteen (15) calendar days after written notice of such termination and cancellation is received by Seller and Escrow Holder, receive a refund of all amounts Buyer deposited into Escrow. Prior to the Close of Escrow, Seller, in its sole and absolute discretion, may make material changes in the documents described in Paragraphs 11(a) and (b), changes in the overall development of the Community or change in the manner or content of any offering of residences in the Community or any phase of development thereof. In such case, Seller shall provide Buyer with written notice of such material change and Buyer's sole remedy at that time shall be to terminate the Purchase Agreement, request cancellation of Escrow and receive a full refund of all amounts deposited hereunder. Failure of Buyer to deliver to Seller written notice of termination within five (5) days of receipt of the written notice of material change from Seller, shall constitute a waiver of Buyer's right to terminate the Purchase Agreement and cancel Escrow with respect to such change.

(b) Third-Party Charges. If the Purchase Agreement is terminated and Escrow canceled under any

circumstances where Seller is not entitled to liquidated damages pursuant to Paragraph 11, then any Third-Party Charges that were paid from Buyer's Deposits shall be paid by Seller, and all of Buyer's Deposits, including any amounts released for Third-Party Charges, shall be refunded to Buyer within fifteen (15) days after the event giving rise to the Escrow's cancellation. Nothing herein shall require Seller to reimburse Buyer for Third-Party Charges paid directly by Buyer or from Buyer's funds that were not Buyer's Deposits hereunder.

(c) Seller's Right of Cancellation. Notwithstanding anything contained herein to the contrary, including any general instructions hereto, if: (i) after submitting all documentation required pursuant to Paragraph 6 hereof, Buyer does not secure the loan commitment and approvals described above, and deposit written verification of the commitment and approval into Escrow within the time specified herein, (ii) Buyer does not timely make the required Design Center Option selections by the applicable Design Center Options Deadlines, or (iii) at any time before the Close of Escrow there is a material disagreement between Buyer and Seller as to (A) the quality, nature or character of the work of constructing the Residence, (B) adjacent or nearby uses or activities,(C) any other matter affecting the Property, or (D) Buyer's intended use of the Property, then Seller may, at its election, terminate the Purchase Agreement and, subject to Paragraph 10(b), all funds in Escrow shall be released to Buyer; provided, however, if (1) Buyer does not obtain loan approval because of Buyer's failure to sell Buyer's current residence or any other property owned by Buyer, (2) Buyer does not obtain loan approval because of Buyer's pre-qualification for its loan becomes invalid, or (3) Buyer does not timely make the required Design Center Option selections by the applicable Design Center Options Deadlines, such action/inaction by Buyer shall be considered a default hereunder and Seller shall be entitled to terminate the Purchase Agreement, cancel Escrow and proceed in accordance with Paragraph 11. In addition to other rights of Seller to terminate the Purchase Agreement and cancel Escrow as provided herein, Seller shall be entitled to terminate the Purchase Agreement and cancel Escrow if Seller's ability to construct or deliver the Residence to Buyer is materially interfered with as a result of (x) the action of any foreign, federal, state or local governmental authority or utility, or (y) the availability or promptness of delivery of materials, labor, water, sewer or other utility services to the Property or Community. In such event Seller may terminate the Purchase Agreement, cancel Escrow and upon returning to Buyer the full Buyer's Deposit hereunder, Seller thereafter shall be released from all obligations hereunder.

11. DAMAGES. If Buyer defaults under any of the provisions of this agreement, Seller shall be released from its obligation to sell the Property to Buyer, and Seller may pursue any remedy at law or in equity that it may have against Buyer on account of such default. However, by placing their initials as indicated below, Buyer and Seller agree that:

(a) If there is a default relating to the performance of obligations prior to close of escrow by Buyer, Seller will be damaged and will be entitled to compensation for these damages, but such damages will be extremely difficult and impractical to ascertain for the following reasons: (i) the damages to which seller will be entitled in court of law will be based on the difference between the actual value of the Property at the time set for the close of escrow and the Purchase Price for the Property as set forth in the Purchase Agreement, which difference must be based on opinions of value of the Property which can vary in significant amounts; and (ii) it is impossible to predict, as of the date on which the Purchase Agreement is entered into, whether the value of the Property will increase or decrease as of the date set for the close of escrow, and Buyer desires to limit the amount of damages for which Buyer might be liable should Buyer default under the Purchase Agreement. in addition, both Buyer and Seller wish to avoid the costs and lengthy delays which would result if the Seller filed a lawsuit or instituted arbitration to collect its actual damages for default under the Purchase Agreement. therefore, in event of a default under the Purchase Agreement by Buyer, Seller may instruct Escrow Holder, as set forth below, to retain out of Buyer's Deposits (i.e., the Earnest Money Deposit and any Option Deposits and any extension payments) an amount equal to the sum of the Earnest Money Deposit and all Option Deposits and extension payments made by Buyer hereunder or any Design Center Change Agreement, if applicable, which amount shall be deemed to constitute a reasonable estimate of Seller's damages and shall be deemed liquidated damages ("Liquidated Damages"). The Liquidated Damages shall constitute Seller's sole and exclusive remedy in the event of Buyer's default relating to the performance of obligations prior to the close of escrow.

(b) In the alternative, Seller may elect not to retain Buyer's Deposits as Liquidated Damages and may pursue any other remedies against Buyer as may be provided by law, including commencing a legal action for damages relating to the performance of obligations prior to the close of escrow. Seller shall give written notice to Escrow Holder and to Buyer of Seller's election to retain its Liquidated Damages and Escrow Holder shall pay the Liquidated Damages to Seller without further modifications by Buyer.

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The following paragraphs represent additional agreements between Buyer and Seller only with which Escrow Holder shall have no liability or duty except in the event of a cancellation.

12. RECEIPT OF DOCUMENTS. Buyer has received from Seller and read the following:

(a) The Declaration referred to above (and all amendments thereto) and, if applicable, the Articles of Incorporation and Bylaws of the Association;

(b) If applicable, a copy of the Final Subdivision Public Plan or Record of Survey Map for the Project and the Association budget;

(c) Dispute Resolution Agreement Addendum;

(d) Disclaimer and Waiver of Warranties and Other Rights Addendum;

13. CONSTRUCTION. Seller shall cause the Residence and appurtenant improvements located upon the Property to be constructed and completed by a licensed contractor (Fieldstone Construction and Management Services herein referred to as "Fieldstone"). Buyer acknowledges and agrees that Seller is **not** Fieldstone. Issuance of a Certificate of Occupancy or other alternative final approval of occupancy of the Property by the relevant local governmental authority shall constitute conclusive evidence of completion of the Residence. Seller is **not** causing the Residence to be constructed specifically for the Buyer, nor to the precise specifications or design of a model or appurtenances, if any, displayed to or visited by Buyer, but Seller is arranging for Fieldstone to construct the Residence as part of the Community. Any model home shown to Buyer is displayed only for illustration and shall not be deemed an agreement by Seller to deliver the Residence in exact accordance therewith. None of the appurtenances and furnishings shown in any model is included in the Purchase Agreement, unless Seller agrees in writing to deliver the same as part of the Purchase Price or as Design Center Options. The usable or buildable area, location and configuration of the Property and all improvements located thereon may fluctuate from that shown or displayed to Buyer in any drawings, plans, topographic maps or models based upon Seller's placement of final improvements including, without limitation, foundation heights, number of steps used to access residence, fencing and slopes which shall be placed and constructed in Seller's sole and absolute discretion. The location, size, height and composition of all walls and fences to be constructed on the Property or adjacent thereto shall be determined by Seller in its sole and absolute discretion and despite models, drawings or topographic maps displayed to Buyer, Seller has provided no representations, warranties or assurances to Buyer as to the size, height, location or composition of any wall or fence to be constructed on or adjacent to the Property. Seller reserves the right, at Seller's discretion, to substitute the type and location of materials, appliances and other items in the Residence and on the Property of substantially equal quality and utility meeting the approval of Lender in order to complete the Residence. The foregoing substitutions may include, without limitation, kitchen appliances, household fixtures, electrical outlets and switches, hardware, wall surfaces, painting and other similar items. Seller shall have the right to make the substitutions described above without adjustment to the Purchase Price. The consultation by Seller or Seller's agents with Buyer shall not be deemed a waiver of Seller's rights to make any change contemplated or provided herein. If Seller is unable to complete or install on the Property any optional item, decorator item, fixture, furnishing or other improvement to be constructed on the Property, which failure is caused by circumstances beyond the reasonable control of Seller, the Close of Escrow hereunder shall not be delayed so long as occupancy of the Residence is approved by the applicable governmental authority. The incomplete items shall be completed as soon as reasonably possible after the Close of Escrow. Buyer waives all claims and remedies against Seller except for the enforcement of Buyer's remedies under this paragraph.

14. POSSESSION. Seller has not provided Buyer an exact date for completion or occupancy of the Residence. Buyer shall acquire no right, title or interest in or to the Property, except the right and obligation to purchase the same in accordance with the terms hereof upon completion of the Residence. Buyer shall not be entitled to possession of the Property nor entry thereon prior to the Close of Escrow. Any entry by Buyer shall be at Buyer's own risk and Buyer shall indemnify, defend and hold Seller, its agents, contractors, officers, directors, shareholders, partners and employees, harmless from and against all claims, demands, liabilities and expenses arising from any personal injury, death or property damage to Buyer, Buyer's invitees and guests, Seller or any other individual or entity as a result of any such entry. Buyer understands that in order to permit the work to progress in an orderly fashion, no interference with construction work on the Property shall be permitted. In addition, (a) no custom work may be contracted for nor performed by Buyer or Buyer's agents on the Property, without the express written consent of Seller, and (b) no signs shall be posted by Buyer or Buyer's agents on or near the Property until after Close of Escrow. Prior to Close of Escrow, Buyer shall not enter into any contract for the sale or transfer

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of the Property or the assignment of Buyer's interest in the Purchase Agreement. A violation of the foregoing shall constitute a material default by Buyer entitling Seller, at its option, to terminate the Purchase Agreement, cancel Escrow, and proceed in accordance with Paragraph 10.

15. NOTICES. All notices pertaining to the Purchase Agreement shall be in writing and shall be delivered personally, or shall be deemed delivered forty-eight (48) hours after deposit into the United States mail first class, addressed to the applicable Party at the address listed in the Purchase Agreement, with postage prepaid, by registered or certified mail, return receipt requested.

16. ENTIRE AGREEMENT. Neither Seller nor any sales representative, employee or agent of Seller has made any promise, representation or warranty whatsoever, express or implied, not contained herein concerning the subject matter of the Purchase Agreement, to induce Buyer to execute the Purchase Agreement. Buyer has not executed the Purchase Agreement in reliance upon any promise, representation or warranty not contained herein. Neither the Purchase Agreement nor any memorandum hereof may be recorded. All representations and warranties of Buyer and any indemnity of Seller by Buyer under the Purchase Agreement shall survive the Close of Escrow. WITH THE EXCEPTION OF FIELDSTONE'S LIMITED WARRANTY PROVIDED TO BUYER BY SELLER (A) BUYER IS NOT RELYING UPON ANY WARRANTIES, PROMISES, GUARANTEES OR REPRESENTATIONS MADE BY SELLER OR ANYONE ACTING OR CLAIMING TO ACT ON BEHALF OF SELLER UNLESS REDUCED TO WRITING AND MADE A PART OF THIS AGREEMENT, AND (B) SELLER HAS MADE ABSOLUTELY NO REPRESENTATIONS OR PROMISES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, QUALITY OF THE CONSTRUCTION OR OTHERWISE WITH RESPECT TO THE PROPERTY. AS MORE FULLY SET FORTH IN THE ATTACHED "DISCLAIMER AND WAIVER OF WARRANTIES AND OTHER RIGHTS ADDENDUM," BUYER EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES RELATING TO THE PROPERTY OR PROJECT.

17. HOMEBUYER ORIENTATION. Buyer shall be entitled to a walk-through of the Residence prior to the Close of Escrow at a time designated by Seller. At such walk-through, Buyer and Seller's representative shall prepare a written itemized list as set forth in the Homebuyers Orientation Form to be signed by Buyer and Seller's representative identifying items or conditions which Buyer and Seller agree are to be completed by Seller within a reasonable period of time. Such items need not be completed prior to the Close of Escrow, and the fact that such items have not been completed prior to the Close of Escrow shall not entitle Buyer to extend or delay the Close of Escrow. BUYER'S FAILURE FOR ANY REASON TO ATTEND A WALK-THROUGH OF THE RESIDENCE AS SET FORTH ABOVE SHALL BE DEEMED ACCEPTANCE OF THE CONDITION OF THE RESIDENCE BY BUYER.

18. WAIVER OF DEFAULT. The waiver by Seller of a default by Buyer shall not be deemed a continuing waiver or a waiver of any subsequent default.

19. TIME IS OF THE ESSENCE. BUYER ACKNOWLEDGES THAT (A) TIME IS OF THE VERY ESSENCE IN THE PERFORMANCE OF BUYER'S OBLIGATIONS UNDER THIS AGREEMENT, AND (B) ANY DELAY IN BUYER'S PERFORMANCE UNDER THIS AGREEMENT WILL PREJUDICE SELLER. Therefore, any failure by Buyer to perform within the specified periods will constitute a default by Buyer, entitling Seller to terminate the Purchase Agreement, cancel Escrow and proceed in accordance with Paragraph 10. Unless otherwise provided herein, all references to "days" shall be references to consecutive "calendar days." If the date on which any action is to be taken, any obligation is to be performed, or any notice is to be given under the Purchase Agreement falls on a day which is not a business day (*i.e.*, Saturday, Sunday or holiday), such performance date shall be automatically extended to the immediately following business day.

20. SEVERABILITY. If any provision of the Purchase Agreement shall be determined to be invalid, illegal or unenforceable by a court of competent jurisdiction, the validity and enforceability of the other provisions of the Purchase Agreement shall not be affected thereby.

21. COMPLETION. With the exception of delays caused by circumstances beyond the reasonable control of Seller, Seller shall complete the construction of the Residence no later than eighteen (18) months after the date on which Seller accepts the Purchase Agreement.

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22. NO BROKERS. Other than Seller's sales agent and any referring broker that has qualified under Seller's referring broker program and that is listed in the Buyer's Broker Commission Agreement, Buyer represents and warrants to Seller that Buyer has dealt with no broker, real estate sales person, or finder in connection with the transactions contemplated by the Purchase Agreement, and Buyer shall indemnify, defend and hold Seller harmless from all claims, demands, liabilities, judgments and expenses arising out of any amounts claimed to be owing to any such persons on account of the conduct of Buyer.

23. FIELDSTONE LIMITED WARRANTY PROGRAM. BUYER ACKNOWLEDGES AND AGREES THAT SELLER HAS PROVIDED BUYER, PRIOR TO BUYER'S EXECUTION OF THIS PURCHASE AGREEMENT AND THE CLOSE OF ESCROW, WITH THE SAMPLE COPY OF FIELDSTONE'S LIMITED WARRANTY AS OFFERED WITH RESPECT TO THIS PROPERTY, AND THE FIELDSTONE HOMEOWNERS CARE & WARRANTY MANUAL, AND THAT BUYER HAS READ AND UNDERSTOOD THOSE DOCUMENTS. In consideration of Buyer's agreement to and execution of this Master Customer Agreement, after Close of Escrow Seller shall cause to be issued and delivered to Buyer the Fieldstone Limited Warranty. Buyer shall benefit from and be bound by all terms as stated in the Fieldstone Limited Warranty issued to Buyer, which replace and supersede in all respects any and all warranties and related remedies as may otherwise exist under this Master Customer Agreement or any other document.

24. ARBITRATION OF DISPUTES. ANY CONTROVERSY BETWEEN BUYER AND SELLER THAT ARISES PRIOR TO THE CLOSE OF ESCROW AND CONVEYANCE OF THE PROPERTY TO BUYER, INCLUDING ANY CONTROVERSY CREATED BY CONFLICTING NOTICES BY SELLER AND BUYER, AND THE DISPOSITION OF FUNDS HELD BY ESCROW HOLDER, BUT NOT INCLUDING ANY POST-CLOSING DISPUTES TO BE RESOLVED PURSUANT TO THE "DISPUTE RESOLUTION AGREEMENT ADDENDUM" TO THIS PURCHASE AGREEMENT, SHALL BE RESOLVED BY ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION, PROVIDED THAT THOSE RULES ARE CONSISTENT WITH THE FOLLOWING RULES:

(a) THE FEES NECESSARY TO INITIATE THE ARBITRATION SHALL BE ADVANCED BY SELLER, WITH COSTS AND FEES (INCLUDING OUTGOING COSTS AND FEES) TO BE PAID AS AGREED BY THE PARTIES, IF THE PARTIES CANNOT AGREE ON THE PAYMENT OF SUCH COSTS AND FEES, ALL COSTS AND FEES OF ARBITRATION SHALL ULTIMATELY BE BORNE AS DETERMINED BY THE ARBITRATOR.

(b) THE ARBITRATION SHALL BE ADMINISTERED BY A NEUTRAL AND IMPARTIAL PERSON(S).

(c) A NEUTRAL AND IMPARTIAL INDIVIDUAL(S) SHALL BE APPOINTED TO SERVE AS ARBITRATOR(S) BY AGREEMENT OF THE PARTIES TO THE DISPUTE WITHIN A SPECIFIED PERIOD OF TIME, WHICH SHALL IN NO EVENT BE MORE THAN SIXTY (60) DAYS FROM THE ADMINISTRATOR'S RECEIPT OF A WRITTEN REQUEST FROM A PARTY TO ARBITRATE THE CLAIM OR DISPUTE. IF THE PARTIES CANNOT AGREE UPON SELECTION OF AN ARBITRATOR, THE ARBITRATOR WILL BE SELECTED PURSUANT TO THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION.

(d) THE VENUE OF THE ARBITRATION SHALL BE IN THE COUNTY WHERE THE PROPERTY IS LOCATED UNLESS BUYER AND SELLER AGREE TO SOME OTHER LOCATION.

(e) THE ARBITRATION SHALL BE COMMENCED PROMPTLY AND TIMELY IN ACCORDANCE WITH THE RULES OF THE ARBITRATION. IF THE RULES OF THE ARBITRATION DO NOT SPECIFY A DATE BY WHICH THE ARBITRATION MUST COMMENCE, THEN IT SHALL COMMENCE ON A DATE AGREED TO BY THE PARTIES. IF THE PARTIES CANNOT AGREE ON AN ARBITRATION COMMENCEMENT DATE, IT SHALL COMMENCE ON A DATE DETERMINED BY THE ARBITRATOR(S).

(f) THE ARBITRATION SHALL BE CONDUCTED IN ACCORDANCE WITH RULES AND PROCEDURES WHICH ARE REASONABLE AND FAIR TO BUYER AND SELLER. THE AMERICAN ARBITRATION ASSOCIATION'S COMMERCIAL RULES OF ARBITRATION IN EFFECT AS OF THE DATE OF THIS PURCHASE AGREEMENT SHALL BE DEEMED IN COMPLIANCE WITH THIS REQUIREMENT.

(g) THE ARBITRATION SHALL CONCLUDE PROMPTLY AND TIMELY.

(h) THE ARBITRATION SHALL BE CONDUCTED IN ACCORDANCE WITH UTAH LAW (INCLUDING THE RULES OF EVIDENCE), AND IN ALL REGARDS THE ARBITRATOR(S) SHALL FOLLOW

UTAH LAW AS APPLICABLE AT THE TIME OF THE ARBITRATION. THE ARBITRATOR(S) ARE AUTHORIZED TO PROVIDE ALL RECOGNIZED REMEDIES AVAILABLE IN LAW OR EQUITY FOR ANY CAUSE OF ACTION THAT IS THE BASIS OF THE ARBITRATION; PROVIDED, HOWEVER, THAT THE ARBITRATOR(S) SHALL HAVE NO AUTHORITY TO AWARD PUNITIVE DAMAGES. IN ISSUING ANY SUCH RELIEF, THE ARBITRATOR(S) SHALL FOLLOW AND OTHERWISE EMPLOY THE STANDARDS THEREFORE AS DEFINED BY UTAH LAW.

(i) JUDGMENT UPON THE DECISION RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED INTO ANY COURT HAVING PROPER JURISDICTION.

NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY UTAH LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

BUYER'S INITIALS: YD / ________ **SELLER'S INITIALS:** TG

25. OWNERS ASSOCIATION. If the Community has an Association, the following shall be applicable: The Property is subject to Annual Assessments payable to the Association in installments at the current monthly rate described in the Declaration or the Association Articles and Bylaws. The Annual Assessment may increase from time to time as Association expenses increase. From Buyer's funds deposited into Escrow, Escrow Holder is hereby instructed to pay to the Seller a proration of the Annual Assessment installments due for the month in which Escrow is closed, from the Close of Escrow to the first day of the following month (if Annual Assessments have commenced prior to the Close of Escrow), and the following month's Annual Assessment installment in advance.

26. OTHER INFORMATION.

Key Dates:
(Calendar Days)

Contract Date:	3/20/2023 ~~3/16/2023~~
Credit Application Deadline:	2 days from Contract Date
Loan Approval Deadline:	10 days from Contract Date
Structural Options Deadline:	5 days from Contract Date
Design Center Options Deadline:	30 days from date of 1st Design Center Contact
Closing Date:	Within Seven (7) Days of the date scheduled for Homebuyer Orientation.

Other Provisions:
Buyer's Earnest Money Deposit: $ 8,700
Escrow Holder and Settlement shall occur at Bartlett Title
Prequalifying Lender is First Colony

Addenda to Master Customer Agreement:

- ☒ Additional Escrow Conditions and Instructions
- ☒ Dispute Resolution Agreement Addendum
- ☒ Disclaimer and Waiver of Warranties
- ☒ Fieldstone Homeowner's Care & Warranty Manual
- ☒ Fieldstone Limited Warranty

By placing their signatures below, each individual comprising "Buyer": (i) represents that he/she has read, understands and accepts all provisions of this Master Customer Agreement, the Purchase Agreement, the Design Center Option Addendum and any other Addenda described above; (ii) offers to purchase the Property on the terms and conditions set forth in those documents; (iii) acknowledges that upon acceptance of the Purchase Agreement by an Authorized Seller Representative, Buyer will have entered a binding contract for the sale of the Property, notwithstanding that certain details of the Residence, including the Design Center Options available to Buyer, have not been specified as of the date hereof; and (iv) agrees to perform all obligations of Buyer under the Purchase Agreement.

BUYER'S INITIALS: YD / ________

BUYER:

Buyer: Yevgeniy Davidson 3/16/2023
Name (Printed): HCO 1, LLC. Date

Co-Buyer:
Name (Printed): Date

SELLER:
FIELDSTONE SILVER CREEK TOWNHOMES, LLC

By: Troy Gabler 3/20/2023
Authorized Signer

Name: Troy Gabler

ADDITIONAL ESCROW CONDITIONS AND INSTRUCTIONS
ADDENDUM TO PURCHASE AGREEMENT

TO: **Bartlett Title**, an escrow holder licensed in the State of Utah.

THIS ADDENDUM SETS FORTH ADDITIONAL PROVISIONS TO THE PURCHASE AGREEMENT between Buyer and Seller. Terms not defined in this Addendum have the same meanings as in the Master Customer Agreement, as applicable.

1. Unless otherwise provided herein, both Buyer and Seller shall pay upon demand, regardless of the consummation of this escrow, all charges incurred by you on behalf of Buyer and Seller. Such charges shall include, but not be limited to, the following, as applicable to this transaction, and distributed between Buyer and Seller in the customary manner.

(a) By Buyer, unless otherwise provided herein: escrow fee, document preparation fees for documents executed by Buyer, recordation fees for documents necessary on Buyer's part, costs in connection with securing purchase money financing, lender's policy of title insurance, sub-escrow fee applicable to Buyer's funds, and other such costs incurred on Buyer's behalf as necessary for the completion of this transaction.

(b) By Seller, unless otherwise provided herein: escrow fee, document preparation fees for documents executed by Seller, recordation fees for documents necessary on Seller's part, owner's policy of title insurance, sub-escrow fee applicable to Seller's funds, beneficiaries demands, documentary transfer tax on deed, any costs incurred for reconveyances, releases or satisfactions of any encumbrances of record and any bonds or taxes, payment and/or release which are necessary to place title in condition to close of this escrow, real estate commission in accordance with the instructions contained in a separate commission agreement, and any other such costs incurred on Seller's behalf as necessary for the completion of this transaction.

YOU WILL INSTRUCT THE TITLE COMPANY TO PREPARE A TITLE COMMITMENT WITHIN 3 BUSINESS DAYS OF THE DATE OF THIS ADDENDUM.

2. Make all adjustments (pro-rations) on the basis of a thirty (30) day month or a three hundred sixty-five (365) day year. "Close of Escrow" is the day that the conveyance called for in this escrow is recorded and/or filed in the County Recorder's Office.

3. When taxes are to be adjusted as called for herein, the adjustment is to be made based on the latest tax figure available to you. Taxes shall include any special district levies, payment of which are included therein and collected therewith, and Buyer and Seller understand that real property may become subject to reassessment by the County Tax Assessor after a change in ownership, and such reassessment may cause an increase or decrease in the taxes payable in connection with the subject property. Escrow holder shall not be held liable nor responsible for the adjustment of any taxes assessed against the subject property wherein such assessment is not available nor disclosed to escrow holder at or prior to the Close of Escrow.

4. The Parties to this escrow have entered into these instructions for the purpose of completing the sale and purchase of the herein described Property on the terms and conditions set forth in these instructions. In the event of a conflict between the instructions in this Addendum and the Purchase Agreement, the terms of this Addendum shall prevail.

5. All funds will be deposited into a trust account. You are authorized to disburse to the title company sub-escrow account, or any other authorized account as required, to complete this escrow.

6. MISCELLANEOUS INSTRUCTIONS:

(a) Make all disbursements by your check.

(b) These instructions may be executed in counterparts, each of which so executed shall, irrespective of the date of its execution and delivery, be deemed an original and such counterparts together shall constitute one and the same instrument.

(c) Any amended, supplemental or additional instructions given in connection with this escrow shall be subject to the conditions contained herein unless specifically stated otherwise in writing.

(d) In these instructions, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

BUYER'S INITIALS: YD / ________

(e) In the event one-sided conflicting demands and/or instructions are made upon you, you may refuse to take any further action.

(f) These instructions and all other instructions and records in this escrow at any time after five (5) years from date of recording will be destroyed.

(g) Furnish to any broker hereunder, or any lender, or anyone acting on behalf of the lender, any information concerning this escrow, including among other things, certified copies of all escrow instructions and any amendments thereto and copies of final closing statements upon request.

(h) You are authorized to deliver documents as required to complete this escrow.

7. **GENERAL INSTRUCTIONS:** Time is of the essence of this agreement. If, for any reason, this escrow cannot be closed within the stated period of time you shall nevertheless close it as soon as possible thereafter unless notice of cancellation is given by either party. Any notice of cancellation affecting this escrow, for whatever reason and whenever given, may be given only in writing, delivered to you in duplicate. On receipt of such notice you shall within three days mail one copy to the other party by certified mail (return receipt requested). Unless written objection thereto from such other party shall be received by you within ten days after evidence of date of receipt is obtained by you, you are authorized to comply with any instructions in such notice and to cancel the escrow upon payment of your cancellation charges. In the event written objection is received within the time stated or in the event conflicting claims are made upon you in this escrow, you may refuse to take any further action hereunder or you may interplead the parties in any court of competent jurisdiction, in which case you shall be entitled to your costs including reasonable attorney's fees, incurred therein. If you become a party to any civil action by reason of this escrow, you shall be entitled to recover your attorney's fees and costs, as may be allowed by the Court.

8. Your duty to act as escrow holder does not commence until these instructions, signed by all parties hereto, are received by you. Until such time either party may unilaterally cancel and upon written request delivered to you, the party may withdraw funds and documents he previously handed you.

BUYER:

Buyer: Yevgeniy Davidzon 3/16/2023
Name (Printed): HCO 1, LLC. Date

Co-Buyer:
Name (Printed): Date

SELLER:
FIELDSTONE SILVER CREEK TOWNHOMES, LLC

By: Troy Gabler 3/20/2023
Authorized Signer

Name: Troy Gabler

BUYER'S INITIALS: YD / ________

SILVER CREEK TOWNHOME COMMON INTEREST SUBDIVISION
ADDENDUM TO PURCHASE AGREEMENT

THIS ADDENDUM SETS FORTH ADDITIONAL PROVISIONS TO THE PURCHASE AGREEMENT between Buyer and Seller (the "**Purchase Agreement**"). Terms not defined in this Addendum have the same meanings as in the Master Customer Agreement.

1. **Homeowners Association(s).** Buyer will become a member of the following homeowner's association(s) ("**Association(s)**") at close of escrow:

Master Association: **Silver Creek Village Master Owners Association**

2. **Capital Contribution(s)** [Strike If Inapplicable]. Buyer agrees at Close of Escrow to pay through escrow to the Association(s) the capital contribution to such Association(s) in the following amounts:

Master Association: Capital Contribution of $142.50 for Townhomes
.35% Re-investment fee and .75% on subsequent sales
$123 Account Set-Up Fee and $245 on subsequent resales
Workforce Housing Units are exempt from Re-investment fees.

3. **Assessments.** Buyer acknowledges that Buyer will be required to pay the assessments of each Association; such assessments shall be prorated between Buyer and Seller as of the Close of Escrow. The assessments are subject to change as they are reviewed throughout the year. As of the date of the Purchase Agreement, the regular assessments are in the following amounts:

Master Association: $49 per month (Pro-rated based on closing date) – plus two months pre-paid
$125 Benefitted Service Area (BSA)

Buyer acknowledges that the regular assessments are subject to change from time to time by the Association(s) Board(s) of Directors and the Association(s)'.

4. **Acknowledgment of Receipt.** Buyer acknowledges having received each of the following for each of the above-described Associations:

The Association's Articles and Bylaws.
The Declaration of Covenants, Conditions and Restrictions for such Association.

5. **Other Association Easements.** The Property will be subject to the following additional Association(s) maintenance easements: refer to the Declaration of Covenants, Conditions and Restrictions for **Silver Creek Village Master Owners Association**. Buyer acknowledges having received a copy of each such easement.

I/We agree to the additional terms and conditions set forth above.

BUYER'S INITIALS: YD / ________

BUYER:

Buyer: Yevgeniy Davidzon 3/16/2023
Name (Printed): HCO 1, LLC.

Co-Buyer:
Name (Printed):

SELLER:
FIELDSTONE SILVER CREEK TOWNHOMES, LLC

By: Troy Gabler 3/20/2023
Authorized Signer

Name: Troy Gabler

BUYER'S INITIALS: YD / ________

DISPUTE RESOLUTION AGREEMENT
ADDENDUM TO PURCHASE AGREEMENT

THIS DISPUTE RESOLUTION AGREEMENT ADDENDUM ("Dispute Resolution Agreement") constitutes a part of the foregoing Purchase Agreement between Seller and Buyer pertaining to the Property and all related improvements. Terms not defined in this Addendum have the same meanings as in the Master Customer Agreement, as applicable.

1. **DEFINITIONS.** For purposes of this Dispute Resolution Agreement: (i) "**Seller**" means and includes [Subdivision Legal Name] ("Seller"), any director, officer, partner, member, employee, agent, or representative of Seller, and any contractor, subcontractor, design professional, engineer, or supplier who provided labor, services or materials to the Project and who is bound or has agreed to be bound to the following dispute notification and resolution procedures (collectively, "Seller Parties", or individually, a "Seller Party"); (ii) "**Dispute**" means any and all actions or claims by, between or among any Seller Party and any Owner, from and after the Close of Escrow, arising out of or in any way relating to the Property, the Project, the Purchase Agreement (as defined in the Master Customer Agreement), the Fieldstone Limited Warranty, and/or any and all other agreements or duties or liabilities as between any Seller party and an Owner relating to the sale of the Property, or regarding the use or condition of the Property, or the design or construction of or any condition on or affecting the Project, including without limitation construction defects, surveys, soils conditions, grading, specifications, installation of improvements, or disputes which allege strict liability, negligence or breach of implied or express warranties as to the condition of the Property or other portions of the Project, except under any Promissory Note between Buyer and Seller and/or any Deed of Trust, Mortgage or other instrument securing same; (iii) "**Owner**" means Buyer, any individual or entities comprising Buyer, any representative of Buyer acting with respect to Buyer's rights (including without limitation any class representative or homeowners' association so acting), and any successor or assign of Buyer with respect to the Property, the Purchase Agreement, the Fieldstone Limited Warranty, or any other agreements or obligations with respect to Seller, the Property or the Project; and (iv) "**Project**" means the development, construction and marketing of the Property and the development project of which it is a part.

2. **CLAIM PROCESS AND DISPUTE RESOLUTION PROCEDURES.** WITH RESPECT TO ALL DISPUTES, SELLER AND OWNER SHALL COMPLY WITH THE CLAIM PROCESS AND DISPUTE RESOLUTION AND ARBITRATION PROCEDURES SPECIFIED HEREIN, WHICH PROCEDURES ARE GOVERNED BY THE FEDERAL ARBITRATION ACT (9 U.S.C. §§ 1-16).

The procedures specified in this Paragraph are to be interpreted and enforced as authorized by the Federal Arbitration Act (9 U.S.C. §§ 1-16), which is designed to encourage use of alternative methods of dispute resolution that avoid costly and potentially lengthy court proceedings. Interpretation and application of these procedures shall conform to Federal court rulings interpreting and applying the Federal Arbitration Act. References to Utah procedural law shall not be construed as a waiver of any rights of the parties under the Federal Arbitration Act or the right of the parties to have the procedures set forth herein interpreted and enforced under the Federal Arbitration Act.

NOTICE: BUYER AND SELLER AGREE TO HAVE ANY DISPUTES OR CLAIMS OR CONTROVERSIES ARISING OUT OF THE MATTERS DESCRIBED ABOVE DECIDED BY NEUTRAL ARBITRATION AS SPECIFIED IN THIS DISPUTE RESOLUTION AGREEMENT AND THE FIELDSTONE LIMITED WARRANTY, AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE SUCH DISPUTES OR CLAIMS OR CONTROVERSIES LITIGATED IN A COURT OR JURY TRIAL. BY THIS AGREEMENT, YOU ARE GIVING UP OR LIMITING ANY JUDICIAL RIGHTS YOU MAY POSSESS TO DISCOVERY AND APPEAL, EXCEPT TO THE EXTENT THOSE RIGHTS ARE SPECIFICALLY PROVIDED IN THE PROCEDURES SPECIFIED HEREIN, AND YOU ARE WAIVING YOUR RIGHTS TO PURSUE ANY SUCH DISPUTE IN ANY MANNER OTHER THAN AS DESCRIBED HEREIN. IF YOU REFUSE TO SUBMIT TO ARBITRATION, YOU MAY BE COMPELLED TO ARBITRATE OR TO SUBMIT TO SUCH OTHER DISPUTE RESOLUTION PROCEDURES. YOUR AGREEMENT TO THESE DISPUTE RESOLUTION PROVISIONS IS VOLUNTARY.

WE HAVE READ AND UNDERSTOOD THE FOREGOING AND AGREE TO SUBMIT ANY DISPUTES OR CLAIMS OR CONTROVERSIES ARISING OUT OF THE MATTERS INCLUDED WITHIN THESE DISPUTE RESOLUTION PROVISIONS TO NEUTRAL ARBITRATION AS SPECIFIED HEREIN.

BUYER'S INITIALS: YD / ________

(a) CLAIM PROCESS.

i. **NOTICE AND OPPORTUNITY TO CURE CLAIMS.** Any person asserting a Dispute shall notify Seller in writing of the Dispute, which writing shall reasonably describe the nature of the claim and any proposed remedy (the "Claim Notice"). Within a reasonable period (not to exceed 60 days), after receipt of the Claim Notice, Seller and the claimant (and any other involved Seller Parties provided with the Claim Notice) shall meet at a mutually acceptable place within the Project to discuss the claim. At such meeting or at such other mutually agreeable time, Seller and Seller's representatives shall have and/or be provided full access to the property that is the subject of the claim, and shall have the right to conduct inspections and testing, including destructive or intrusive testing, of the same, in a manner deemed appropriate to Seller, which rights shall continue until the Dispute is resolved. The parties to the Dispute shall negotiate in good faith in an attempt to resolve the claim. If Seller elects to take any corrective action, Seller and Seller's representatives shall be provided full access to the Property and the Project to take and complete corrective action. Seller shall not be liable for any general, special or consequential damage, cost, diminution in value, or other loss which Buyer may suffer as a result of any defect in the Property, which reasonably might have been avoided had Buyer given to Seller the notice and opportunity to cure described above. Except as otherwise provided in the Fieldstone Limited Warranty provided Buyer, the provisions of this Dispute Resolution Agreement do not establish any contractual duty, obligation, or warranty (express or implied) on the part of Seller to repair, replace or cure any defect in the Property. Buyer's covenants under this Dispute Resolution Agreement shall survive the Close of Escrow.

(b) DISPUTE RESOLUTION PROCEDURES: AMERICAN ARBITRATION ASSOCIATION. If the parties to the Dispute cannot resolve the claim pursuant to Paragraph 2(a), the Dispute shall be submitted for resolution pursuant to arbitration by DeMars &Associates, Ltd. ("DeMars"), or the American Arbitration Association ("AAA") (or any other entity offering arbitration dispute resolution procedures as may be mutually acceptable to the parties), pursuant to its standard arbitration procedures. The parties to the Dispute shall cooperate in the arbitration proceeding. The arbitrator shall have authority to try and shall try all issues, whether of fact or law, including without limitation, the validity, scope and enforceability of these dispute resolution provisions, and to report a statement of decision to the court. All parties shall use the arbitrator's procedures, provided that the rules and procedures set forth in Paragraph 2(c) shall apply in all cases unless the parties to the Dispute otherwise agree.

(c) RULES AND PROCEDURES. The following rules or procedures apply to any arbitration proceeding pursuant to Paragraph 2(b).

i. The arbitrator must be a neutral and impartial retired judge, attorney, or other person with substantial experience in relevant matters. Any dispute regarding the selection of the arbitrator shall be resolved by De Mars, AAA or the entity providing the arbitration or reference services, or, if no entity is involved, by the court with appropriate jurisdiction.

ii. The arbitration proceeding shall proceed without a jury, and the parties acknowledge and agree that they are waiving any and all rights to a jury trial.

iii. The parties shall be entitled to conduct all discovery as otherwise provided under Utah state procedural laws, and the arbitrator shall oversee discovery and may enforce all discovery orders in the same manner as any trial court judge, with rights to regulate discovery and to issue and/or enforce subpoenas, protective orders or other limitations on discovery available under Utah law. In the context of construction defect Disputes, all parties consent to and/or are entitled to reasonable site inspections, visual inspections, destructive testing, and other discovery mechanisms commonly employed in such disputes.

iv. The arbitration proceeding shall be conducted in accordance with Utah law (including the rules of evidence), and in all regards the arbitrator shall follow Utah law as applicable at the time of the arbitration proceeding. The arbitrator may issue any remedy or relief that the courts of the State of Utah could issue if presented the same circumstances, and the arbitrator shall follow and otherwise employ the standards for issuing such relief as defined by Utah law. The arbitrator may require one or more pre-hearing conferences. A stenographic record of the trial shall be made. The arbitrator's statement of decision shall contain findings of fact and conclusions of law to the extent applicable. The arbitrator shall have the authority to rule on all post-hearing motions in the same manner as a trial judge. The statement of decision of the arbitrator upon all of the issues considered by the arbitrator is binding upon the parties, and upon filing the statement of

decision with the clerk of any court of the State of Utah having jurisdiction thereof, or with the judge if there is no clerk, judgment may be entered thereon.

v. If a Dispute involves parties other than those listed above, this provision shall be interpreted to bring those third-party disputes into the dispute resolution procedures prescribed herein to the extent permitted by law. All parties shall cooperate in good faith to ensure that all necessary and appropriate parties are included in the proceeding. Seller, as expressly named in this Agreement, shall not be required to participate in the proceeding if all parties against whom Seller has necessary or permissive cross-claims or counterclaims, including without limitation other Seller parties, will not or cannot be joined in the proceeding such that Seller may be forced to litigate in two separate forums or may suffer inconsistent rulings.

vi. The exclusive venue for all dispute resolution proceedings conducted under this provision shall be in the county in which the Property is located.

vii. The parties shall bear their own attorneys' fees and expert fees in any proceeding conducted under this provision. Seller shall initially advance (or, upon satisfactory evidence, reimburse) the amount of any arbitration initiation/filing fees in excess of the amount of the filing fees for a civil lawsuit required under applicable local law at the time the arbitration initiation/filing fees are incurred. Other and/or ongoing fees and costs of the arbitrator shall be divided equally between the claimant(s), on the one hand, and Seller and any other parties to the proceeding, on the other hand. In the event that any of the foregoing provisions for the payment of the arbitrator's fees and costs are determined by the arbitrator, or by a court, to be unenforceable for any reason, then such unenforceable provisions shall be deemed severed and Seller shall instead advance all arbitrator or referee fees and costs associated with the proceeding. In any event, the arbitrator may ultimately re-allocate such fees and costs among all parties to the proceeding in his or her discretion as the interests of justice dictate. The arbitrator shall award litigation "costs" to the prevailing party to the same extent and in the same manner as an Utah court may award such "costs" pursuant to Utah law. For purposes of determining the "prevailing party," the arbitrator or referee shall specifically consider, in addition to other factors deemed relevant under local law, the total relief requested by each of the involved parties, the total relief awarded as to each of the involved parties, and any prior settlement offer of the parties in relation to the total relief awarded.

3. WAIVER OF COURT AND JURY TRIAL. AS TO ALL DISPUTES COVERED BY THIS DISPUTE RESOLUTION AGREEMENT, THE PARTIES WAIVE ANY RIGHTS TO APPEAL, JURY TRIAL AND OTHER CIVIL LITIGATION PROCEEDINGS FOR SUCH DISPUTES, EXCEPT AS OTHERWISE PROVIDED IN THE DISPUTE RESOLUTION PROCEDURES SET FORTH OR REFERENCED HEREIN. IN THE EVENT THAT THE DISPUTE RESOLUTION PROCEDURES SET FORTH OR REFERENCED HEREIN ARE DETERMINED TO BE INVALID OR UNENFORCEABLE IN WHOLE OR IN PART, SUCH THAT THE DISPUTE PROCEEDS BY WAY OF CIVIL LITIGATION PROCEEDINGS, THE PARTIES NONETHELESS WAIVE ANY AND ALL RIGHTS TO A JURY TRIAL WITH RESPECT TO THE DISPUTE. THE PARTIES MAKE THESE WAIVERS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY. THE PARTIES FURTHER ACKNOWLEDGE THAT THEY HAVE HAD THE OPPORTUNITY TO BE ADVISED BY INDEPENDENT LEGAL COUNSEL IN CONNECTION WITH THIS DISPUTE RESOLUTION AGREEMENT AND IN MAKING THESE WAIVERS. THE PARTIES FURTHER ACKNOWLEDGE HAVING READ AND UNDERSTOOD THE MEANING AND RAMIFICATIONS OF THESE WAIVERS, AND INTEND THESE WAIVERS BE READ AS BROADLY AS POSSIBLE AND TO EXTEND TO ALL DISPUTES EXCEPT AS OTHERWISE PROVIDED HEREIN. BUYER AND SELLER SHALL EACH HAVE THE RIGHT TO BE REPRESENTED BY COUNSEL IN ANY DISPUTE RESOLUTION PROCEDURES PROVIDED BY THIS DISPUTE RESOLUTION AGREEMENT.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO THE WAIVER OF COURT AND JURY TRIAL AS PROVIDED HEREIN.

4. DISPUTES UNDER FHA/VA WARRANTY. Notwithstanding the provisions set forth above, this Paragraph 4 shall apply to the extent Buyer is issued the Fieldstone Limited Warranty. With respect to all disputes or claims or controversies arising out of the FHA/VA warranty ("FHA/VA Warranty Disputes"), Seller and Owner shall comply with the dispute resolution procedures and provisions specified in the FHA/VA Warranty. Specifically, the parties agree that the arbitration of FHA/VA Warranty Disputes shall not be mandatory. All other Disputes shall continue to be governed by the provisions set forth above, including, without limitation, the provisions requiring binding arbitration. However, in the event that Owner files an action in a court of law regarding an FHA/VA Dispute while at the same time pursuing an arbitration for other Disputes, Seller may elect to have all disputes resolved in the same court action.

BUYER'S INITIALS: YD / ________

5. COOPERATION CLAUSE. Seller and Buyer shall cooperate to accomplish the purposes of the dispute resolution procedures set forth herein. To the extent any Dispute involves property or Common Area owned or managed by others, including any Association to which Buyer is a member, Owner shall take all actions necessary to secure participation by such parties in the dispute resolution procedures set forth herein. With respect to any Association in which Buyer is a member or has any beneficial interest, Buyer agrees that all Owners' interests therein are bound by the terms of this Dispute Resolution Agreement with respect to any Dispute involving Buyer's interests therein.

6. WAIVER OF PUNITIVE DAMAGES. As to all Disputes covered by these Dispute Resolution Provisions, the parties waive any rights to recovery of punitive or exemplary damages. The parties make this waiver knowingly, intentionally and voluntarily. The parties further acknowledge that they have had the opportunity to be advised by independent legal counsel in connection with this waiver. The parties further acknowledge having read and understood the meaning and ramifications of this waiver, and intend this waiver be read as broadly as possible and to extend to all Disputes except as otherwise provided herein.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO THE WAIVER OF PUNITIVE DAMAGES AS PROVIDED HEREIN.

7. SURVIVAL OF PROVISIONS. If any provision or any part of this dispute resolution provision is for any reason held to be invalid, unenforceable or contrary to any public policy, law, statute and/or ordinance, then the remainder of this Dispute Resolution Agreement shall not be affected thereby and shall remain valid and fully enforceable. Buyer's covenants under this Dispute Resolution Agreement shall survive the Close of Escrow.

IN WITNESS WHEREOF, the parties have executed this Dispute Resolution Agreement as of the date of Seller's acceptance below.

BUYER:

Buyer: Yevgeniy Davidzon 3/16/2023
Name (Printed): HCO 1, LLC. Date

Co-Buyer:
Name (Printed): Date

SELLER:
FIELDSTONE SILVER CREEK TOWNHOMES, LLC

By: Troy Gabler 3/20/2023
Authorized Signer

Name: Troy Gabler

BUYER'S INITIALS: YD / ________

DISCLAIMER AND WAIVER OF WARRANTIES AND OTHER RIGHTS
ADDENDUM TO PURCHASE AGREEMENT

THIS DISCLAIMER AND WAIVER OF WARRANTIES AND OTHER RIGHTS ADDENDUM (the "**Disclaimer and Waiver of Warranties and Other Rights Addendum**") constitutes a part of the foregoing Purchase Agreement between Seller and Buyer pertaining to the Property and all related improvements. Terms not defined in this Addendum have the same meanings as in the Master Customer Agreement, as applicable.

CONCURRENT HEREWITH, SELLER HAS PROVIDED BUYER WITH A COPY OF THE FIELDSTONE LIMITED WARRANTY OFFERED BY SELLER. BUYER ACKNOWLEDGES RECEIVING THE FIELDSTONE LIMITED WARRANTY OFFERED BY SELLER PRIOR TO SIGNING THIS DOCUMENT.

BUYER UNDERSTANDS AND AGREES THAT THE FIELDSTONE LIMITED WARRANTY TO BE ISSUED TO BUYER IS THE **ONLY** WARRANTY, EXPRESS OR IMPLIED, MADE BY SELLER WITH REGARD TO THE PROPERTY OR THE IMPROVEMENTS THERETO. SELLER MAKES NO OTHER EXPRESS OR IMPLIED WARRANTIES OR REPRESENTATIONS REGARDING EITHER LATENT OR PATENT DEFECTS IN THE IMPROVEMENTS OR THE PROPERTY OR THE PROJECT, OR ANY COMPONENTS THEREOF, OR FIXTURES OR PERSONAL PROPERTY INSTALLED THEREIN, OR AS TO THE HABITABILITY, MERCHANTABILITY, FITNESS, OR QUALITY THEREOF, AND DISCLAIMS ANY SUCH WARRANTIES AND REPRESENTATIONS, TO THE FULLEST EXTENT ALLOWED BY LAW. SELLER FURTHER DISCLAIMS ANY IMPLIED WARRANTY OF GOOD WORKMANSHIP AS THE FIELDSTONE HOMEOWNER'S CARE & WARRANTY MANUAL AND THE FIELDSTONE LIMITED WARRANTY SETS FORTH THE APPLICABLE CONSTRUCTION STANDARDS.

SPECIFICALLY, AND NOT BY WAY OF LIMITATION, SELLER HAS NOT MADE ANY REPRESENTATION REGARDING VIEWS, THE FUTURE USE, APPEARANCE OR HEIGHT OF SURROUNDING PROPERTY, SALES PRICE OF OTHER HOMES, FUTURE USE, APPEARANCE OR HEIGHT OF ADJOINING PROPERTY, OR DESIRABILITY OF ANY PARTICULAR LOCATION. SELLER MAKES NO WARRANTY OR REPRESENTATION AS TO THE PRESENCE OR NON-PRESENCE OF RADON, METHANE OR OTHER NATURALLY OCCURRING HAZARDOUS ENVIRONMENTAL CONDITIONS, OR TO THE EFFECT OF ANY SUCH CONDITION ON THE PROPERTY OR ON BUYER (OR OTHER OCCUPANTS AT THE PROPERTY).

FIELDSTONE'S LIMITED WARRANTY SHALL IN NO EVENT EXTEND TO ANY CONSUMER PRODUCT, APPLIANCES, AIR CONDITIONING UNITS, FURNACES, WATER HEATERS AND OTHER PRODUCTS INCLUDED IN THE PROPERTY THAT ARE CONSIDERED "CONSUMER PRODUCTS" AS DEFINED BY THE FEDERAL TRADE COMMISSION FOR THE PURPOSES OF THE MAGNUSON MOSS ACT (15 U.S.C. 2301 ET SEQ.) THAT MAY BE INCLUDED IN THIS TRANSACTION. THE MANUFACTURERS OF SOME PRODUCTS USED IN THE HOUSE MAY PROVIDE A MANUFACTURER'S WARRANTY. SELLER HAS NO OBLIGATION OR RESPONSIBILITY FOR THE MANUFACTURER'S PERFORMANCE, AND SELLER DOES NOT WARRANT ANY OF THESE ITEMS FOR ANY USE, MERCHANTABILITY, FITNESS FOR USE, WORKMANSHIP, QUALITY OR ANY OTHER PURPOSE. IF A MANUFACTURER'S WARRANTY HAS BEEN ISSUED TO SELLER, SELLER HEREBY ASSIGNS TO BUYER, TO BE EFFECTIVE UPON CLOSING, WITHOUT RECOURSE TO SELLER, ALL RIGHTS UNDER SAID MANUFACTURER'S WARRANTIES, AS ARE ASSIGNABLE, ON APPLIANCES AND ANY OTHER CONSUMER PRODUCTS INCLUDED IN THE PROPERTY OR IMPROVEMENTS.

TO THE FULLEST EXTENT ALLOWED BY LAW, BUYER WAIVES ALL IMPLIED WARRANTIES RELATING TO THE IMPROVEMENTS AND THE PROPERTY AND THE PROJECT, INCLUDING ALL IMPLIED WARRANTIES AS TO EITHER LATENT OR PATENT DEFECTS IN THE IMPROVEMENTS OR THE PROPERTY OR THE PROJECT, OR ANY COMPONENT THEREOF, OR FIXTURES OF PERSONAL PROPERTY INSTALLED THEREIN OR THE MERCHANTABILITY, FITNESS, OR QUALITY THEREOF. BUYER FURTHER WAIVES THE IMPLIED WARRANTY OF GOOD WORKMANSHIP AS THE PARTIES HAVE AGREED AS TO THE MANNER, PERFORMANCE, STANDARDS AND QUALITY OF CONSTRUCTION. BUYER ALSO WAIVES THE RIGHT TO SEEK DAMAGES OR OTHER LEGAL

BUYER'S INITIALS: YD / ________

OR EQUITABLE REMEDIES UNDER ANY OTHER COMMON LAW OR STATUTORY THEORY OF LIABILITY, INCLUDING, BUT NOT LIMITED TO NEGLIGENCE AND STRICT LIABILITY. NOTWITHSTANDING THE FOREGOING PROVISIONS OF THIS PARAGRAPH, CERTAIN WAIVERS OF RIGHTS MAY BE UNENFORCEABLE.

NO SALESPERSON, EMPLOYEE OR AGENT OF SELLER HAS AUTHORITY TO MODIFY THE TERMS OF THIS ADDENDUM. THIS ADDENDUM SUPERSEDES ANY PROMISES, AGREEMENTS, OR OTHER REPRESENTATIONS MADE BY ANY SALESPERSON, EMPLOYEE OR AGENT OF SELLER, WHETHER ORAL OR WRITTEN, WITH RESPECT TO THE MATTERS SET FORTH IN THIS ADDENDUM, AND BUYER HAS NOT RELIED AND SHALL NOT RELY ON ANY SUCH PROMISES, AGREEMENTS, OR OTHER REPRESENTATIONS WITH RESPECT TO THE MATTERS SET FORTH IN THIS ADDENDUM.

IN WITNESS WHEREOF, the parties have executed this Disclaimer of Warranties and Other Rights Addendum as of the date of Seller's acceptance below.

BUYER:

Buyer: Yevgeniy Davidzon — 3/16/2023
Name (Printed): HCO 1, LLC. — Date

Co-Buyer: ____________________ — ________
Name (Printed): — Date

SELLER:
FIELDSTONE SILVER CREEK TOWNHOMES, LLC

By: Troy Gabler — 3/20/2023
Authorized Signer

Name: Troy Gabler

BUYER'S INITIALS: YD / ________

STANDARD DISCLOSURE STATEMENT
ADDENDUM TO PURCHASE AGREEMENT

This Standard Disclosure Statement (this **"Disclosure"**) is part of the Purchase Agreement, as defined in the Master Customer Agreement governing Buyer's purchase of the Property. By signing this Disclosure, the undersigned Buyer(s) acknowledge and agree that they (i) have read and do understand the information disclosed below; (ii) voluntarily assume and accept the risks, duties, conditions, and responsibilities described below; and (iii) irrevocably waive, release and discharge any and all claims against Seller arising out of or relating to the information and disclosures set forth below. This is a legally binding document. If you desire legal advice, consult your attorney before signing it.

1. MODEL HOMES & DESIGN CENTER SHOWROOM: In an effort to aid you in the interior and exterior design of your new home, our model homes and design center showroom display such items as special wall treatments, paint colors, window tinting, decorator furnishings, custom floor coverings, patio covers, custom walks and patios, and landscaping that are excluded from the production homes. Additionally, the models and showroom may include upgraded custom features that are not included as a standard feature. Also, colors of certain materials such as stained woods, masonry and tile, can vary from the model due to natural variation of color and texture as well as differences in dye lots. This is especially true for cabinets, which can even differ from cabinet to cabinet. Please consult your sales counselor for further information.

2. VIEWS: The Seller has made no representations or warranties, whether expressed or implied as to:
(a) the nature or extent of the view from your home site or residence or any obstruction thereof; or
(b) the permanency of the view from any portion of your home site or residence. You agree that Seller has the right to determine the location of trees and landscaping features, as well as other homes on nearby lots, any or all of which may impair or restrict the views from your residence. You agree that you have seen and approved the lot on which your new home has been or will be constructed.

3. PRICE CHANGES AND BENEFIT OF HOME OWNERSHIP: Seller and its sales counselors and representatives make no representations that your home's value will at any time in the future either retain or be higher than its value at the time of purchase. The Buyer hereby acknowledges that at no time has the sales counselor or any other Seller employee made any representations or warranties regarding tax benefits, home value, price appreciation or depreciation, or future pricing adjustments.

4. DRAINAGE & SITE GRADING: Your home site shall be graded in accordance with the requirements of the City or County for the purpose of directing the flow and drainage of surface water. Improper alteration of home site grading as well as other actions affecting water flow and direction (such as incorrect sprinkler direction, excessive watering, and drainage flow from adjacent lots) may result in significant damage, including but not limited to, damage to the foundation of your home or adjacent slopes. Please refer to your Fieldstone Homeowner's Care & Warranty Manual **("Warranty Manual")** for additional information on grading and landscaping. If the existing drainage course is altered in any way as a result of (a) the alteration of swales or drainage courses, (b) a change in grading, (c) sprinkler set-up or use, or (d) any landscaping or other improvements that are installed in such a way so as to alter the drainage flow on your home site, the Seller shall not be responsible for any damage to persons or property resulting therefrom. This applies both to drainage from your home site on to any other property as well as drainage within your home site. You are responsible to prevent water flow/drainage from improperly draining onto adjacent properties.

Home Sites will be graded to accommodate guidelines, municipality codes, drainage and excavation needs. Homewowners are responsible for maintaining all grades, drainage patterns, slopes, swales and so forth. Seller and Fieldstone are not required nor will be responsible for or responsible to correct conditions caused by the homeowner or others, particularly sprinkler problems or by added hardscape, landscape or other improvements that affect the existing grading, swales, slopes, or drainage or that cause damage as a result of such changes. In addition, Seller and Fieldstone will not construct or install any rock walls or retaining walls/features unless they are necessary to comply with the approved grading plan for your Property. If retaining walls of any type are built on your property during construction,

BUYER'S INITIALS: YD / ________

any such retaining wall will be owned and must be maintained by you at your sole cost and expense. Maintenance of such walls also includes the slopes above and below any wall. The retaining walls may not be altered, removed, or adjusted in any way.You may purchase rock walls or retaining features for your home site if they are approved and agreed-upon in advance by Seller for an acceptable price.

5. SLOPE PLANTING/MAINTENANCE: If slopes on your home site have been planted by the Seller, it is your responsibility to maintain the landscaping upon your purchase of the home. Proper maintenance includes, without limitation, protecting and maintaining proper drainage, weeding, fertilizing, and repairs and adjustments to irrigation/sprinkler systems (if any). If your slopes contain native plant material, you may be responsible for trimming and general maintenance for fire protection purposes. You are also required to maintain the public park strip (if one exists) adjacent to the sidewalk and/or roadway along the edge of your property. Please contact the appropriate City or County agency for further information.

6. HOMEOWNERS ASSOCIATION; CC&Rs: The home sites and plans offered in this subdivision may be subject to Conditions, Covenants and Restrictions (CC&Rs) which are of public record, and the homeowners association Architectural Review Committee, if applicable. The CC&Rs may also contain, among other provisions, a requirement for payment of a reinvestment fee to the homeowners association each time the home is sold. These CC&Rs and requirements are intended to preserve the attractiveness and desirability of your community, and also contain restrictions regarding what you may and may not do with your home site and your home. You should read these CC&Rs carefully and contact your sales representative if you have any questions. You are required to comply with the terms and provisions of any and all CC&Rs recorded against your home. Furthermore, you are required to comply with the terms and provisions of all dispute resolution provisions in the CC&Rs, including, without limitation, binding arbitration of all disputes with the required notice and cure provisions set forth in the CC&Rs. In addition, certain restrictions may exist with respect to utility easements and or City or County Rights-of-Way on or adjacent to your home site. Before commencing any landscaping or improvements please be sure to check with the Building Department of the City or County and the homeowners association to determine if there are any restrictions or required permits.

7. CHANGES IN CC&Rs: Although you may have received a copy of the CC&Rs (if applicable to the community in which your home is located), certain changes may be made in the CC&Rs and related homeowners association documents. You understand that the CC&Rs and associated documents can and may be amended in accordance with their provisions. You agree that copies of the CC&Rs and related documents can be provided to you eletronically or by reference to a website where they can be opened and viewed.

8. RENTAL RESTRICTIONS: The CC&Rs may include restrictions or prohibits on residential rental agreements. In addition, local ordinances of the City or County in which the Property is located may restrict, or prohibit, rental agreements. Buyer will be obligated to comply with all such restrictions in connection with Buyer's use of the Property. Applicable restrictions may include a ban on any lease of the home on the Property or a ban on short-term or nightly rentals of Buyer's home. Seller makes no representations regarding the scope and terms of the rental restrictions, if any, applicable to the Property. Specifically, Seller makes no representation or warranty that Buyer will be able to use Buyer's home as a rental property. Buyer is encouraged to carefully review the CC&Rs and local ordinances to ensure Buyer's compliance with any applicable rental restrictions. Buyer waives any recourse against Seller for claims or damages Buyer suffers as a result of rental restrictions on the Property.

9. PLANS: Construction plans and sales materials may contain dimensions and measurements which are approximate figures or estimates, and may not be exact. The construction plans and home designs/layouts are owned by, and belong to Seller and cannot be used or revised without the prior written consent of Seller. The plans are not intended to be precise representations of exact dimensions with regard to our development or construction activities. The Seller reserves the right, without notice, to alter floor plans, square footages, materials, features, exterior elevations, foundation heights, garage location, available optional items and design of homes. Your home may also require installation of inside fire sprinklers or a fire suppression system due to the distance from the nearest fire hydrant. Additionally, the Seller may

BUYER'S INITIALS: YD / ________

alter home plans to increase or decrease square footage, add or delete home plans; change materials or features; modify exterior elevations; or add, delete or modify optional items. The Seller reserves the right to sell all or any of the home sites within this project to other builders, who may build an entirely different line of homes, related to both size and design.

10. SUBDIVISION AMENITIES: Seller on occasion may incorporate open spaces, parks, or other amenities which are intended for the use and enjoyment of all community residents into subdivsions, and your community may include such amenities. If included in your community, these features may be maintained by the City or County or by a homeowners association. The cost of maintaining the amenities may be a component of neighborhood assessments charged against the Property as permitted by the CC&Rs. However, Seller may or may not have control over the design and location of community ammenities at the time of Buyer's purchase of the Property. In addition, the shape, size, and configuration of existing, currently proposed, or anticipated community amenities can be affected by a number of factors. Notwithstanding anything in Seller's advertising or promotional materials to the contrary, including statements from Seller's representatives, Buyer acknowledges that the existence, nature, location, and design of any community amenities may change over time.

11. ADJACENT LAND USES: The Seller makes no representations and provides no warranties about existing or future land uses, buildings, or activities on adjacent or nearby lots or properties. Because general plans and zoning are subject to change, we encourage you to check with the planning department of the appropriate City or County regarding potential land uses in nearby or adjacent areas. You should not rely on statements or information from anyone (including, without limitation, the Seller or the Seller's agents) except authorized representatives of the City or County regarding the existence of, or potential for, undesirable uses, rental activity, conditional uses, structures, zoning, or permitted activities in nearby or adjacent lots or areas. Your homesite may be located near or within hearing distance of roadways, railroads, highways, commercial uses, power lines, gas lines, utilities or other uses or activitie that generate undesirable sounds, traffic, or nuisances. New highways, roadways, and/or public transit facilities may be constructed now or in the future near or adjacent to your homesite, which could have a significant negative effect on traffic noise, traffic volume, or value of your homesite. You are encouraged to make your own investigations and analysis of construction plans and potential future alignments of new highways and roadways, including, without limitation, information available from the Utah Department of Transportation and the local governmental authorities in the area of your homesite. Seller and Fieldstone make no representations or warranties of any kind regarding the existence or absence of any such uses, roadways, highways, activities or sounds.

12. NEIGHBORS: The Seller does not investigate or conduct criminal background checks on its buyers or the neighbors in your community. The Seller makes no representations or warranties of any kind regarding the profiles of neighboring owners/residents, or their criminal backgrounds.

13. HOMEBUYER ADDITIONS AND ALTERATIONS MADE PRIOR TO DEED TRANSFER: For various reasons, including insurance issues, warranty issues and scheduling issues, no work may be performed by the Buyer or anyone contracted by the Buyer until after Close of Escrow. This includes, but is not limited to wiring, plumbing, concrete, blinds, window coverings, landscaping & fencing. Installation of any such items or additions by the Buyer prior to close of escrow could result in the home failing a City or County inspection, and such unauthorized additions or work will be removed. Any and all costs incurred by Seller to remove such items and perform repair work will be added to the amounts paid by Buyer at closing to purchase the home.

14. WARRANTY AND LIMITATIONS OF LIABILITY: The Seller warrants your home against defects in the original material and workmanship for one year from the date of delivery of title thereto to you, or from the date of occupancy, whichever occurs first. Please refer to your Warranty Manual for additional information. The warranty is given to you in place of and in lieu of all other warranties or guarantees, written or oral, whether expressed or implied, save and except those given by others which shall be in force according to their own terms.

15. UTILITIES LOCATION: All utility companies and agencies have the right to install necessary equipment within public utility easements (**"PUE"**) at anytime without prior notice. Public utility easements may be shown on the

BUYER'S INITIALS: YD / ________

recorded plats of the subdivision, and typically lie within the lot you are purchasing, but are not necessarily shown on the recorded plat. You acknowledge that you understand and accept the impact of such PUE on your lot. Seller makes no representation and has no control over what type of utility facilities that may be installed in such PUE or when they may be installed, before or after the closing of your purchase. Facilities include both above ground and below ground facilities, including but not limited to, storm water mains and manholes, water mains and valves, electrical lines and boxes of all sizes, telephone lines and boxes of all sizes, and TV cable lines and boxes of all sizes. Some or all of such facilities may be located on your lot within the PUE. If you have any concerns regarding such facilities, please contact the respective utility agency.

16. CONSTRUCTION TRAFFIC: You may experience some construction related traffic and activity for future phases of development after the close of escrow. This may result in construction detours, and possible inconvenience noise and airborne dust/dirt, which should be temporary in nature. The Seller also reserves the right to alter the construction phasing of the project without notice.

17. SCHOOLS: Buyer should verify with the local school district the designated schools to service your neighborhood.

18. UTILITIES, AIR CONDITIONING CONDENSER LOCATION, CABLE T.V.: The location of the gas and electric meters, telephone and cable access panels, as well as your air conditioner condenser, may change from the locations shown in the models or the plans for your home. If cable T.V. outlets are provided in your new home, the Seller makes no representation as to when or if cable T.V. service will be available or regarding the quality of T.V. reception or cable service.

19. LIMITATIONS: Homes, home sites, architectutral styles, product availability, elevations and exterior color selections may have some limitations based on requirements of the City or County and other Buyer selections that have preceded yours. You understand that the availability of such items, and your ability to choose the same, depends on the inventory available to Seller and other factors beyond Seller's control.

20. HOME PLOTTING: The exact plotting and building footprint location of your home on the home site will be determined solely by the Seller, and will be in conformance with the requirements established by the City or County. The height of your home and your foundation will be determined by the Seller. Seller also reserves the right to determine the placement of the garage based on lot configuration and set-back requirements.

21. MOLDS: According to the United States Environmental Protection Agency, mold can be found almost everywhere. Molds are microscopic organisms that are part of the fungi family, and are an essential part of the world's ecological system. Many molds live in soil and are key to the natural breakdown and recycling of organic material, such as leaves, wood and plant debris.

Mold spores are airborne and travel in and out of buildings as air is exchanged and with the movement of people and their belongings. When excessive moisture or water accumulation occurs indoors, mold growth will likely occur, especially if the moisture problem lingers, is not discovered, or is not timely addressed. There is no practical method to eliminate all molds and mold spores in an indoor environment. The best method to control mold growth is to control moisture, and prevent and timely repair water leaks. The best course of action for any homeowner is to keep the indoor environment as "clean and dry" as reasonably possible. Common sense practices should be followed, such as not allowing known leaks to continue without repair, periodically inspecting your home and plumbing systems, not overusing humidifiers, using exhaust fans, etc. For additional information, Buyer should contact the EPA, the local Health Dept., or other governmental authorities. The EPA and local Health Dept. Web sites contain information and publications regarding mold and other biological pollutants.

A practical approach to limiting mold growth is early detection and prompt resolution of excessive moisture. If you can see mold or detect an earthy or musty odor, you can assume you have a moisture problem. Any moisture problem must be solved in order to arrest and eliminate mold growth. Part of the control of the indoor environment is controlling air

BUYER'S INITIALS: YD / ________

moisture. Watch for water condensation on interior surfaces such as walls, windows and areas near air conditioning registers. Uses that have the potential of increasing relative air humidity are such things as habitation, bathing, cooking, plants, washing, and humidifiers, especially if not vented. Other moisture sources, which sometimes can go unnoticed, are water leaks from pipes in walls, and rainwater leakage through windows and roofs. Controlling air moisture is the most important action in controlling mold growth. Therefore, keep drip pans from refrigerators and air conditioners clean and dry; use exhaust fans or open windows when cooking, washing, drying clothes, and bathing. It is your responsibility, as the homeowner, to keep your home clean and free of excessive moisture. It is also your responsibility to timely address and repair any and all water leaks, and to timely eliminate mold growth.

No Warranty. Because such substances are pervasive, the Property is not warranted to be free of mold or other naturally occurring biological pollutants. This residence contains wood, and the lumber used in construction may or does contain some natural level of molds, fungi, and/or spores. Seller has not inspected for the presence of mold or other naturally occurring biological pollutants on building materials. Mold and other biological pollutants may be present in the Property at Close of Escrow or may later develop within the Property. Seller makes no representation, warranty or guarantee that molds or other naturally occurring biological pollutants will not be present or will not develop, or that changes in environmental conditions will not occur and affect the same. Seller has no expertise in identifying or remediating mold or any other biological pollutant.

Buyer Maintenance. Homeowner agrees to take all appropriate steps to prevent conditions that may cause mold or mildew to develop in the Property. If Buyer is a member of a homeowner's association, Buyer also agrees promptly to report to any such homeowner's association any evidence of moisture accumulation or mold in portions of the project which the homeowner's association is responsible to maintain.

22. RADON GAS: The Seller shall have no liability or responsibility whatsoever regarding Radon Gas that may exist now or in the future at the Property or within the new home. Buyer acknowledges and agrees that to the extent Radon levels are considered to be excessive or undesirable, Buyer shall be fully responsible for any and all actions, measures, costs and expenses that may be taken or incurred to detect, remediate, prevent, mitigate, or minimize the same. Buyer shall have no rights or claims against the Seller to provide any such actions or measures, or to reimburse Buyer for any such costs or expenses. By purchasing the Property, Buyer shall be deemed to fully understand and assume any and all risks associated with Radon Gas at the Property, and to hold the Seller harmless from and against the same. This provision shall apply with equal force and effect with respect to any and all other gases or airborne pollutants that may exist now or in the future at the Property or within Buyer's home.

23. ELECTRICAL POWER LINES: Electric transmission and distribution lines may be located on or near this lot and within the immediate vicinity of the Development. The voltage and current associated with these power lines and transformers produce electric and magnetic fields. Seller makes no representation or warranties regarding the present or future existence of any actual or potential health risks associated with Electromagnetic Fields. Buyer acknowledges that Seller has no control over, and makes no representations or warranties concerning the power company's activities in exercise of the easements it holds or the locations in which the electric lines and related improvements are placed.

24. FEMA FLOOD PLAIN: Your home site may have at one time been located in a flood plain according to FEMA flood maps. Prior to your home Closing, Seller or a prior owner of the subject land will have installed sufficient fill material to raise your property out of the FEMA Flood Plain. Seller makes no representations or warranties of any kind regarding the depth of groundwater in or around your home site. You are encouraged to contact the City or County in which the property is located to learn more about the subdivision approvals that were granted for this property, and what conditions or requirements were imposed in relation to the subdivision.

25: ARCHITECTURAL REVIEW: The CC&Rs for subdivision in which your home is located may include a requirement to have any exterior construction, including remodeling or the placement of fencing, reviewed and approved by the homeowners association's Architectural Review Committee or similar entity. Before performing any exterior

BUYER'S INITIALS: YD / ________

construction, including placing fencing on the home site, you should check with the homeowners association to see what, if any, review and approvals are required.

BUYER CERTIFIES THAT BUYER HAS READ AND FULLY UNDERSTANDS THE INFORMATION AND DISCLOSURES PROVIDED ABOVE. BUYER ACKNOWLEDGES THAT THE INFORMATION DISCLOSED ABOVE IS IMPORTANT AND IS NOT A COMPLETE LIST OF ALL FACTS WHICH SHOULD BE CONSIDERED BY BUYER. THIS ADDENDUM IS HEREBY INCORPORATED INTO AND MADE A PART OF BUYER'S PURCHASE CONTRACT FOR THE HOME. THIS DISCLOSURE CONTAINS INFORMATION WHICH MAY HAVE A LEGAL IMPACT ON THE PURCHASE OF YOUR PROPERTY. YOU ARE ADVISED TO REVIEW THESE DISCLOSURES WITH AN ATTORNEY.

BUYER ACKNOWLEDGES: (A) RECEIPT OF THIS DISCLOSURE STATEMENT FOR THIS PLAT AND LOT; (B) HAVING READ THE DISCLOSURE STATEMENT AND HAD AN ADEQUATE OPPORTUNITY TO DISCUSS THESE DISCLOSURES WITH A SELLER REPRESENTATIVE; (C) HAVING HAD AN ADEQUATE OPPORTUNITY TO OBTAIN LEGAL ADVICE BEORE SIGNING THIS DISCLOSURE STATEMENT; AND (D) THAT NO REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE BY SELLER (OR THEIR AGENTS OR REPRESENTATIVES) THAT ARE INCONSISTENT WITH THESE DISCLOSURES.

Buyer: Yevgeniy Davidzon Date: 3/16/2023

Co-Buyer: ____________________ Date: ____________

BUYER'S INITIALS: YD / ________

SUPPLEMENTAL DISCLOSURE STATEMENT
SILVER CREEK SUBDIVISION
ADDENDUM TO PURCHASE AGREEMENT

This Supplemental Disclosure Statement is a supplement and addition to the Standard Disclosure Statement ("**Standard Disclosure**") executed by Buyer in connection with Buyer's purchase of the Property. In addition to the disclosures set forth in the Standard Disclosure, Seller hereby gives notice to Buyer of the following items that pertain, or may pertain, to the Property which Buyer is purchasing and / or the subdivision in which the Property is located ("**Subdivision**"):

1. **Homeowner Association.** The Property is part of the Silver Creek Village Master Owners Association for the entire master planned project in which the subdivision is located ("Master Association"). In addition, the Property is part of a Benefited Service Area ("BSA") formed to service the Townhome portion of Parcel 8. The Master Association may assess membership dues or other fees in connection with the Master Association and the BSA which Buyer is obligated to pay.

2. **Maintenance Obligations in Benefitted Use Areas.** (Disclosed in the Supplement to the Master Declaration of Covenants, Conditions, Restrictions and Easements for Silver Creek recorded as entry 01185629 in the office of the Summit County Recorder March 21, 2022).

   a. **Maintenance by Lot Owner.** Each lot Owner shall maintain such Owner's Lot and all permitted improvement thereon in good repair and in a clean and tidy manner in accordance with the Covenants and Design Standards. The Board of Directors may adopt reasonable Rules and Regulations governing the appearance and use of driveways, decks, patios, and balconies within the Project.
   b. **Exterior Maintenance of Residence.** Each lot Owner shall be required, at the Owner's expense, to maintain the exteriors of the Residence, including but not limited to, the roof, foundation, beams, exterior surfaces and siding, doors, windows, driveways, concrete, patios, balconies, garage doors and other components of the Residence in good repair.
   c. **Attached Residence and Party Walls.** Attached Residences may share one or more common wall ("Party Wall") with an adjacent Residence. The Owner has a joint duty to maintain the Party Wall in accordance with the Covenants and any amendment thereto. No owner shall perform work that may impair any component of the adjacent Residence.
   d. **Association Option to Maintain Attached Residences.** In addition to other remedies available to the Association, if any owner fails to maintain such Residence after written notice, at least (15) days to cure and the opportunity for a hearing before the Board, then the Association shall have the right, but not the obligation, to perform such maintenance or repair work without further notice to the affected Owner. All costs expended by the Association in performing such maintenance shall be billed as an assessment to the owner.
   e. **Utilities.** Each Owner shall be responsible for the maintenance, repair, and replacement of all utility lines servicing such Owner's Residence, provided that no owner shall perform work that may impair the ability of any utility lines or fixtures to serve other Residences within the Project. The Owner shall pay for all utility services which are not separately billed or metered. Any such common utilities shall be paid by the Association and an appropriate share shall be charged to each lot as part of the annual assessment.

BUYER'S INITIALS: YD / ________

f. **Maintenance by Association.** The Association shall maintain the Common Areas and other areas for which it is responsible, clean and appropriately landscaped, and generally in good condition and repair consistent with any applicable requirements of the County. In the event that maintenance or repair to Common Areas is caused by the willful or negligent acts of any Owner or group of Owners, or by their guests or invitees, the cost of such maintenance may be assessed to the responsible Owners as special assessment.

3. **Insurance.** Silver Creek Owners Master Association has a property deductible of $10,000 for each occurrence. Payment for the first $10,000 of damage becomes The Homeowners responsibility when a covered cause of loss affecting the unit occurs. Payment of the deductible can and should be insured by the Homeowner's personal insurance policy. Homeowners shall consult with their personal insurance advisor regarding coverage. Please check with the Association and/or its manager for details about the insurance coverage provided by the Association and the owner's coverage responsibilities.

4. **Trash Cans.** Trash cans must be stored within garages.

5. **Easements.** To the extent shown on the recorded plat map for the Subdivision or as otherwise disclosed to Buyer, lots within the Subdivision may be encumbered by easements for utilities, drainage, and other public purposes. Buyer is encouraged to carefully review the recorded plat map and the contents of the title report for the Property to determine any restrictions on Buyer's lot resulting from such utility easements. The easements may restrict the nature of the improvements and landscaping, if any, which can be constructed or maintained within the easement area.

6. **Snow Removal.** Open spaces, park strips, and the ends of alley ways within the Subdivision will be used as snow storage during the winter months.

7. **Private Roads.** The Subdivision may have "private" roads which are open to residents of the Subdivision, but not to the public generally. The cost of maintaining the private roads will be included with the assessment for the BSA shared by all residents of the Subdivision.

8. **Parking Restrictions.**

a. Parking within the Subdivision is limited to designated parking stalls and garages. No parking is permitted in alley ways or on the streets other than in designated parking stalls.
b. Boats, Campers, and trailers are not permitted to park on the street and must be stored inside the garage.

9. **Rocky Soils.** There are beds of hard rock within the area encompassing the Subdivision. Such beds of hard rock may limit Buyer's ability to landscape the Property or construct fences or other improvements on the Property. Prior to purchasing, Buyer may wish to have the Property inspected by an appropriate professional to determine the nature and character of the rock beds, if any, on the Property.

10. **Rental Units.** Some homes within the master planned area within which the Subdivision is located may be purchased for the purpose of renting such homes on a short term and/or long-term basis. However, if Buyer intends to rent the home on the Property, Buyer should review and comply with the

BUYER'S INITIALS: YD / ________

applicable HOA or Master Association regulations and any applicable Summit County ordinances pertaining to rental homes or units. Seller makes no representation verbally or in writing on whether the unit is eligible for rental.

11. **Affordable Housing Units.** Lots 2, 3, 10, 12, 13, 14, 30, 32, 37, and 39 within the Subdivision will be sold as Affordable Housing Units deemed to be part of the Summit County Workforce Housing Unit Equivalents ("WUE") as defined in the Silver Creek Village Development Agreement. The WUE units are subject to a number of requirements intended to enhance the availability of housing for persons employed in Summit County. Among other things, such restrictions aim to ensure the WUE units remain affordable to those employed in the Summit County, in perpetuity, beyond the original owner. Buyer understands the restrictions on these units, including restrictions defined in the recorded "Restrictions Concerning Affordable Housing Units within Silver Creek Village Center, Lot 8 Subdivision".

12. **Multiple Home Types.** The master planned area within which the Subdivision is located will contain multiple different home product types, including, without limitation single family homes, duplexes, row houses or townhomes, condominiums, apartment units, etc.

13. **Nearby Public Utility Facilities.** There are several public utility facilities near the Subdivision including, without limitation, a sewer plant. These facilities may create noise, odor, dust, traffic or other effects which may be observable in the Subdivision.

14. **Freeway.** There is a freeway located nearby the Subdivision. Noise from the freeway may be observable in the Subdivision. Access to the freeway may change from time to time as new interchanges are constructed.

15. **School District.** The Subdivision is within the boundaries of South Summit School District. School aged children may be bussed to Kamas City for school and related activities.

16. **Weather Conditions.** The area in which the Subdivision is located is subject to heavy snowfall during the winter. Other consequences of winter weather, such as blowing snow or snow drifts, icy roads, icicles attached to homes and other buildings may also be present. The area may also experience high winds during other times of year. Buyer should be aware of weather conditions and exercise caution with respect to such conditions, including ice and snow.

17. **Wetlands.** A wetland area known as Silver Creek is located near the Subdivision. Wetlands can have high water levels and present a safety hazard. Such areas may also generate odors which are observable in the Subdivision from time to time. Buyer should exercise caution with respect to the wetland areas, particularly in the care and supervision of young children and those with disabilities. Wetlands may be habitat for various animals and insects, including mosquitos.

18. **Association Amenities**. The Subdivision will have certain amenities, including parks and trails. The amenities will be available for the use of members of the HOA. However, the amenities may not be completed prior to the time Buyer closes Buyer's purchase of the Property. Buyer may contact the HOA for more information regarding construction of the amenities. Once completed, the use of the amenities may create additional noise and traffic that could impact the Property.

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19. **Public Parks and Trails.** There are public parks and trails in or near the Subdivision. Such trails will be accessible to owners of homes within the Subdivision and also to members of the public at large.

20. **Wildlife.** The Subdivision is located in a newly developed area. Thus, wildlife may be present in or near the Subdivision. This may include, without limitation, mice, squirrels, skunks, deer, spiders, snakes, coyotes, etc. Buyer should use caution with respect to wildlife, particularly in the care and supervision of young children and those with disabilities.

BUYER CERTIFIES THAT BUYER HAS READ AND UNDERSTANDS THE INFORMATION AND DISCLOSURES PROVIDED ABOVE. BUYER FURTHER ACKNOWLEDGES THAT THE INFORMATION AND DISCLOSURES SET FORTH HEREIN ARE A SUPPLEMENT TO THE STANDARD DISCLOSURE STATEMENT. BUYER AGREES THAT ALL REPRESENTATIONS, ACKNOWLEDGMENTS, WARRANTIES, AND WAIVERS OF BUYER SET FORTH IN THE STANDARD DISCLOSURE STATEMENT ARE INCORPORATED HEREIN BY REFERENCE.

Buyer: Yevgeniy Davidzon Date: 3/16/2023

Co-Buyer: ______________________ Date: ______________

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INVENTORY HOME CLOSING DATE
ADDENDUM TO PURCHASE AGREEMENT

THIS ADDENDUM SETS FORTH ADDITIONAL PROVISIONS TO THE PURCHASE AGREEMENT between Buyer and Seller (the "**Purchase Agreement**"). Terms not defined in this Addendum have the same meanings as in the Master Customer Agreement.

[x] If Inventory Home is complete or will be complete in 30 days Buyer hereby agrees that escrow shall close (fund/record) by 5/16/2023 **("Closing Date")**.

[ ] If Inventory Home will be under construction for more than 30 days Buyer hereby agrees to close escrow within seven (7) days of the date scheduled for the Homebuyer Orientation (HBO).

Therefore, in accordance with **paragraph 7(c) of the Master Customer Agreement** if, as a result of a default hereunder by Buyer, Escrow is not in a position to close on the Closing Date, **Seller may, at its sole option, terminate the Purchase Agreement or extend the Closing Date, in which case Buyer shall pay to Seller, upon Seller agreeing to such extension, an amount ("Extension Payment") equal to TWO HUNDRED DOLLARS ($200.00) per day for the period of time commencing on the original Closing Date.** Nothing herein shall be construed to obligate Seller to extend the Closing Date. Any Extension Payment made by Buyer shall be separate from Buyer's Deposits for purposes of the liquidated damages provisions of Paragraph 11, and shall not be applied to the Purchase Price. The date of recordation of the Grant Deed conveying title to the Property to Buyer shall be deemed to be the date of "Close of Escrow."

Moreover, Buyer acknowledges that **time is of the very essence in the performance of Buyer's obligations** under this agreement. Therefore, pursuant to **paragraph 6(d) of the Master Customer Agreement**, Buyer shall deposit into Escrow written verification of the Financing Entity's unconditional loan commitment by the "Loan Approval Deadline" specified in **paragraph 26 of the MCA**, which shall be no more than 10 days from the Contract Date.

I/We agree to the additional terms and conditions set forth above.

BUYER:

Buyer: Yevgeniy Davidzon 3/16/2023
Name (Printed): HCO 1, LLC. Date

Co-Buyer:
Name (Printed): Date

SELLER:
FIELDSTONE SILVER CREEK TOWNHOMES, LLC

By: Troy Gabler 3/20/2023
Authorized Signer

Name: Troy Gabler

HCO 1, LLC.

Silver Creek Townhomes
SCT1E0023 Woodbury

ADDENDUM TO PURCHASE AGREEMENT

THIS ADDENDUM SETS FORTH ADDITIONAL PROVISIONS TO PURCHASE AGREEMENT between Buyer and Seller. Terms not defined in this Addendum have the same meanings as in the Master Customer Agreement, as applicable.

1. Purchase price to be $870,000
2. $26,100 referral fee to be paid to HREO, LLC

I/We agree to the additional terms and conditions set forth above.

BUYER:

Buyer: Yevgeniy Davidzon 3/16/2023
Name (Printed): HCO 1, LLC. Date

Co-Buyer:
Name (Printed): Date

SELLER:
FIELDSTONE SILVER CREEK TOWNHOMES, LLC

By: Troy Gabler 3/20/2023
Authorized Signer

Name: Troy Gabler